===============================================================================




                                CREDIT AGREEMENT




                                     AMONG




                               ENGLE HOMES, INC.,
                                  AS BORROWER,




                              THE SEVERAL LENDERS
                       FROM TIME TO TIME PARTIES HERETO,




                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT




                                      AND




                        BANC OF AMERICA SECURITIES LLC,
                  AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER




                         DATED AS OF NOVEMBER __, 2000






===============================================================================

                               TABLE OF CONTENTS
                                                                           Page


SECTION 1.     DEFINITIONS....................................................1

         1.1   Defined Terms..................................................1
         1.2   Other Definitional Provisions.................................25


SECTION 2.     AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.....................26

         2.1   Term Loan Commitments.........................................26
         2.2   Procedure for Term Loan Borrowing.............................26
         2.3   Termination or Reduction of Term Loan Commitments.............26


SECTION 3.     AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS..............27

         3.1   Revolving Credit Commitments..................................27
         3.2   Procedure for Revolving Credit Borrowing......................27
         3.3   Unused Fee....................................................28
         3.4   Termination or Reduction of Revolving Credit Commitments......28
         3.5   Increase in the Aggregate Revolving Credit Commitments........28


SECTION 4.     SWING LINE LOANS..............................................30

         4.1   Swing Line Commitment.........................................30
         4.2   Swing Line Loan Participations................................30


SECTION 5.     LETTERS OF CREDIT.............................................31

         5.1   L/C Commitment................................................31
         5.2   Procedure for Issuance of Letters of Credit...................32
         5.3   Fees, Commissions and Other Charges...........................32
         5.4   L/C Participations............................................32
         5.5   Reimbursement Obligations of the Borrower.....................33
         5.6   Obligations Absolute..........................................34
         5.7   Letter of Credit Payments.....................................35
         5.8   Application...................................................35
         5.9   Survival......................................................35


SECTION 6.     GENERAL PROVISIONS APPLICABLE TO LOANS........................35

         6.1   Interest Rates and Payment Dates..............................35
         6.2   Repayment of Loans............................................35
         6.3   Conversion and Continuation Options...........................36
         6.4   Minimum Amounts and Maximum Number of Tranches................36
         6.5   Optional Prepayments..........................................37
         6.6   Mandatory Prepayments.........................................38
         6.7   Payments and Computation of Interest and Fees.................39

         6.8   Inability to Determine Interest Rate..........................41
         6.9   Sharing of Payments, Etc......................................42
         6.10  Illegality....................................................42
         6.11  Requirements of Law...........................................43
         6.12  Taxes.........................................................44
         6.13  Indemnity.....................................................45
         6.14  Lending Offices; Change of Lending Office.....................45
         6.15  Extension of Revolving Credit Termination Date and Term
                  Loan Maturity Date.........................................46
         6.16  Administrative Agent's Fees...................................48


SECTION 7.     REPRESENTATIONS AND WARRANTIES................................48

         7.1   Financial Condition...........................................48
         7.2   No Change.....................................................49
         7.3   Existence; Compliance with Law................................49
         7.4   Power; Authorization; Enforceable Obligations.................49
         7.5   No Legal Bar..................................................50
         7.6   No Material Litigation........................................50
         7.7   No Default....................................................50
         7.8   Ownership of Property; Liens..................................50
         7.9   Intellectual Property.........................................50
         7.10  No Burdensome Restrictions....................................50
         7.11  Taxes.........................................................50
         7.12  Federal Regulations...........................................51
         7.13  ERISA.........................................................51
         7.14  Investment Company Act; Other Regulations.....................51
         7.15  Subsidiaries..................................................51
         7.16  Accuracy and Completeness of Information......................51
         7.17  Labor Relations...............................................52
         7.18  Insurance.....................................................52
         7.19  Solvency......................................................52
         7.20  Purpose of Loans..............................................52
         7.21  Environmental Matters.........................................53


SECTION 8.     CONDITIONS PRECEDENT..........................................53

         8.1   Conditions to Initial Extension of Credit.....................53
         8.2   Conditions to Loans on the Refinancing Closing Date...........57
         8.3   Conditions to Each Extension of Credit........................57
         8.4   Determinations Under Sections 8.1 and 8.2.....................58


SECTION 9.     AFFIRMATIVE COVENANTS.........................................58

         9.1   Financial Statements and Related Information..................58
         9.2   Compliance with Laws, Etc.....................................60
         9.3   Payment of Taxes, Etc.........................................61
         9.4   Maintenance of Insurance......................................61
         9.5   Preservation of Corporate Existence, Etc......................61
         9.6   Visitation Rights.............................................62
         9.7   Keeping of Books..............................................62

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         9.8   Maintenance of Properties, Etc................................62
         9.9   Notices.......................................................62
         9.10  Interest Rate Hedge Agreements................................64
         9.11  Covenant to Give Security.....................................64


SECTION 10.    NEGATIVE COVENANTS............................................65

         10.1  Financial Condition Covenants and Inventory Composition
                  Covenants..................................................65
         10.2  Limitation on Indebtedness....................................65
         10.3  Limitation on Liens...........................................67
         10.4  Limitation on Fundamental Changes.............................68
         10.5  Limitation on Sale of Assets..................................69
         10.6  Limitation on Restricted Payments.............................71
         10.7  Limitation on Investments.....................................72
         10.8  Limitation on Prepayments. Etc. of Indebtedness...............73
         10.9  Limitation on Negative Pledges................................74
         10.10 Limitation on Transactions with Affiliates....................74
         10.11 Limitation on Leases..........................................75
         10.12 Limitation on Accounting Changes, Etc.........................75
         10.13 Limitation on Changes in Business.............................75
         10.14 Limitation on Governing Documents.............................75
         10.15 Limitation on Subsidiary Formation............................75
         10.16 Limitation on Partnerships Etc................................76
         10.17 Limitation on Speculative Transactions........................76


SECTION 11.    EVENTS OF DEFAULT.............................................76



SECTION 12.    THE ADMINISTRATIVE AGENT......................................80

         12.1  Appointment...................................................80
         12.2  Delegation of Duties..........................................81
         12.3  Exculpatory Provisions........................................81
         12.4  Reliance by Administrative Agent..............................81
         12.5  Notice of Default.............................................82
         12.6  Non-Reliance on Administrative Agent and Other Lenders........82
         12.7  Indemnification...............................................82
         12.8  Administrative Agent in Its Individual Capacity...............83
         12.9  Successor Administrative Agent................................83


SECTION 13.    MISCELLANEOUS.................................................83

         13.1  Amendments and Waivers........................................83
         13.2  Notices.......................................................85
         13.3  No Waiver; Cumulative Remedies................................85
         13.4  Survival of Representations and Warranties....................86
         13.5  Payment of Expenses and Taxes.................................86
         13.6  Successors and Assigns; Participations and Assignments........87
         13.7  Set-off.......................................................89

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         13.8  Counterparts..................................................89
         13.9  Severability..................................................89
         13.10 GOVERNING LAW.................................................89
         13.11 Submission To Jurisdiction; Waivers...........................90
         13.12 Acknowledgements..............................................90
         13.13 WAIVERS OF JURY TRIAL.........................................90
         13.14 Confidentiality...............................................90

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SCHEDULES AND EXHIBITS

Schedule 1       Lenders, Commitments and Applicable Lending Offices
Schedule 7.15(a) Subsidiaries
Schedule 7.15(b) Significant Subsidiaries
Schedule 7.18    Insurance
Schedule 10.2    Existing Indebtedness to Remain Outstanding
Schedule 10.3    Existing Liens to Remain Outstanding
Schedule 10.7    Existing Investments

Exhibit A-1      Form of Term Note
Exhibit A-2      Form of Revolving Credit Note
Exhibit A-3      Form of Swing Line Note
Exhibit A-4      Form of Borrowing Notice
Exhibit B        Form of Borrowing Base Certificate
Exhibit C        Form of Guarantee
Exhibit D        Form of Non-Bank Status Certificate
Exhibit E        Form of Secretary's Certificate
Exhibit F-1      Form of Vinson & Elkins Corporate Legal Opinion
Exhibit F-2      Form of Greenberg Traurig Legal Opinion
Exhibit F-3      Form of Holland & Knight Legal Opinion
Exhibit F-4      Form of Vinson & Elkins Non-Consolidation Opinion
Exhibit G        Form of Subordination Provisions
Exhibit H        Form of Assignment and Acceptance

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT, dated as of NOVEMBER __, 2000, among ENGLE HOMES, INC., a Florida corporation (the "Borrower"), the lenders from time to time parties to this Agreement (the "Lenders") and BANK OF AMERICA, N.A., as administrative agent for the Lenders hereunder (together with any successor administrative agent appointed pursuant to Section 12, the "Administrative Agent").

                                    RECITALS

                  Engle Holdings Corp., a Delaware corporation (the "Parent"), a wholly-owned subsidiary of Technical Olympic USA, Inc., a Delaware corporation (together with each other holder of the capital stock of the Parent hereafter from time to time, "TO USA") and the parent of the Borrower, was formed to acquire all outstanding capital stock of the Borrower (the "Engle Acquisition"), through a tender offer by Helios Acquisition Corp., a Florida Corporation ("Acquisition Corp."), which was a wholly-owned subsidiary of the Parent, to purchase all issued and outstanding shares of capital stock of the Borrower, followed by a merger of Acquisition Corp. with and into the Borrower (the "Merger").

                  The Engle Acquisition has been fully consummated and was financed by (i) the issuance by TO USA of subordinated debt (the "Subordinated Debt") in an aggregate principal amount of $85,000,000 pursuant to the Subordinated Debt Documents (as hereinafter defined) to certain foreign affiliates of TO USA, the proceeds of which were distributed to the Parent and then to Acquisition Corp. as a capital contribution and (ii) the incurrence by TO USA of acquisition bridge loans in an aggregate principal amount of $135,000,000 (the "Acquisition Bridge Loans") pursuant to the Acquisition Bridge Facility Documents (as hereinafter defined), the proceeds of which were distributed to the Parent and then to Acquisition Corp. as a capital contribution.

                  The Borrower has requested that (a) each of the Term Loan Lenders (as hereinafter defined) make a term loan to the Borrower in the aggregate principal amount of $100,000,000, the proceeds of which would be used to refinance certain indebtedness of the Borrower and its subsidiaries and to pay fees and expenses incurred in connection herewith, and (b) the Revolving Credit Lenders (as hereinafter defined) make available to the Borrower revolving credit loans in an aggregate principal amount at any one time outstanding not to exceed $275,000,000 (which amount may be increased to an amount not to exceed $350,000,000 in accordance with the terms hereof), the proceeds of which would be used to refinance certain indebtedness of the Borrower, to finance the working capital requirements of the Borrower and its subsidiaries in the ordinary course of business, for other general corporate purposes and to pay fees and expenses incurred in connection herewith and therewith. The Lenders are willing to make such credit available to the Borrower, but only on these terms, and subject to the conditions, set forth in this Agreement.

                  The parties hereto hereby agree as follows:

                  SECTION 1    DEFINITIONS
                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition Bridge Facility Documents": the collective reference to (i) the Credit Agreement, dated as of November 22, 2000, among TO USA, the lenders party thereto, Banc of America Mortgage Capital Corporation, as administrative agent, and the Arranger, (ii) the promissory notes made by TO USA evidencing the Acquisition Bridge Loans, (iii) the pledge agreement made by TO USA and (iv) each of the other documents executed in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "Acquisition Bridge Loans": as defined in the Recitals hereto.

                  "Acquisition Closing Date": the date on which the conditions precedent set forth in Section 8.1 shall be satisfied.

                  "Acquisition Corp.": as defined in the Recitals hereto.

                  "Actual Costs": the total actual direct costs incurred by a Loan Party (excluding interest expense, overhead, closing, carrying and other indirect costs), calculated in accordance with GAAP.

                  "Administrative Agent":  as defined in the Heading hereto.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Outstanding RC Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Pro Rata Share of the L/C Obligations then outstanding and (c) such Revolving Credit Lender's Pro Rata Share of all Swing Line Loans then outstanding; provided, however, that solely for purposes of calculating Available RC Commitment under
Section 3.3, the amount referred to in clause (c) above shall be deemed to be zero.

                  "Applicable Lenders": (i) in respect of the extension of the Term Loan Maturity Date, the Term Loan Lenders and (ii) in respect of the extension of the Revolving Credit Termination Date, the Revolving Credit Lenders.

                  "Applicable Lending Office": for each Lender and for each Type of Loan, the lending office of such Lender designated for such Type of Loan on Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be (or any other lending office from time to time notified to the Administrative Agent by such Lender as the office at which its Loans of such Type are to be made and maintained).

                  "Applicable Margin": for any Loan of any Type, at any time and from time to time, a rate per annum equal to the percentage set forth below for such Type of Loan opposite the applicable Leverage Ratio in effect at such time:

------------------------- ---------------------- --------------------- ------------------- --------------------
     Leverage Ratio        Base Rate Term Loans     Eurodollar Rate         Base Rate        Eurodollar Rate
                                                      Term Loans        Revolving Credit     Revolving Credit
                                                                              Loans               Loans
------------------------- ---------------------- --------------------- ------------------- --------------------
    Greater than 2.2              2.75%                  3.50%                0.15%               2.75%
------------------------- ---------------------- --------------------- ------------------- --------------------
 Less than or equal to            2.50%                  3.25%                0.10%               2.50%
  2.2 but greater than
          1.95
------------------------- ---------------------- --------------------- ------------------- --------------------
 Less than or equal to            2.25%                  3.00%                0.00%               2.25%
 1.95 but greater than
          1.65
------------------------- ---------------------- --------------------- ------------------- --------------------
 Less than or equal to            2.00%                  3.00%                0.00%               2.00%
 1.65 but greater than
    or equal to 1.4
------------------------- ---------------------- --------------------- ------------------- --------------------
     Less than 1.4                1.90%                  3.00%                0.00%               1.90%
------------------------- ---------------------- --------------------- ------------------- --------------------

The Leverage Ratio in effect from time to time shall be determined based upon the Required Financial Information and shall be reset on each date of delivery thereof; provided, that if the Borrower has not delivered to the Administrative Agent and the Lenders all of the Required Financial Information within two Business Days of the date on which such information is due under Section 9.1, the Applicable Margin shall be the highest rate per annum for such Type of Loan set forth above until the first date on which such Required Financial Information is delivered thereto. For purposes of this definition, the Applicable Margin for each Base Rate Loan shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Loan shall be determined by reference to the Leverage Ratio in effect on the first day of each Interest Period for such Eurodollar Loan.

                  "Applicable Unused Fee Rate": at any time and from time to time, the percentage set forth below, a rate per annum equal to the percentage set forth opposite the applicable Leverage Ratio in effect at such time:

                -------------------------- -------------------------

                     Leverage Ratio             Unused Fee Rate
                -------------------------- -------------------------
                     Greater than 2.2                  0.45%
                -------------------------- -------------------------
                  Less than or equal to               0.40%
                2.2 but greater than 1.95
                -------------------------- -------------------------
                  Less than or equal to               0.35%
                  1.95 but greater than
                          1.65
                -------------------------- -------------------------
                  Less than or equal to               0.30%
                          1.65
                -------------------------- -------------------------

The Leverage Ratio in effect from time to time shall be determined based upon the Required Financial Information and shall be reset on each date of delivery thereof; provided, that if the Borrower has not delivered to the Administrative Agent and the Lenders all of the Required Financial Information within two Business Days of the date on which such information is due under Section 9.1, the Applicable Unused Fee Rate shall be the highest rate per annum set forth above until the first date on which such Required Financial Information is delivered thereto.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Arranger": Banc of America Securities LLC, as sole lead arranger and sole book manager.

                  "Assignee":  as defined in Section 13.6(c).

                  "Assignment and Acceptance":  as defined in Section 13.6(c).

                  "Available RC Commitment": as to any Revolving Credit Lender at any time, an amount equal to (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the Aggregate Outstanding RC Extensions of Credit of such Revolving Credit Lender at such time and (ii) prior to the Refinancing Closing Date, such Revolving Credit Lender's Pro Rata Share of the Restricted Amount.

                  "Base Rate": for any day, the rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus1/2of 1%.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Borrower":  as defined in the Heading to this Agreement.

                  "Borrowing Base": at any time as to the Borrower and its Subsidiaries which are Loan Parties, the sum, without duplication, of:

                  (i)   90% of Escrow Proceeds Receivables;

                  (ii)  90% of the aggregate Housing Costs of all Sold Homes;

                  (iii) 80% of the aggregate Housing Costs of all Unsold Homes which remain unsold for a period of less than 180 days from the date on which construction of such Unsold Homes initially began;

                  (iv) 50% of the aggregate Housing Costs of all Unsold Homes which remain unsold for a period of less than or equal to 270 days but greater than or equal to 180 days from the date on which construction of such Unsold Homes initially began;

                  (v)   80% of the aggregate Housing Costs of all Model Homes;

                  (vi) 80% of the aggregate Actual Costs to acquire and develop all Finished Sold Lots;

                  (vii) 70% of the aggregate Actual Costs to acquire and develop all Finished Unsold Lots;

                  (viii) 60% of the aggregate Actual Costs to acquire all Land Under Development and develop such Land Under Development into Finished Lots; and

                  (ix)  50% of the aggregate Actual Costs to acquire all Raw
         Land;

provided, that

                  (A) the aggregate value attributable to Raw Land included in the Borrowing Base at any time shall not exceed 10% of the Borrowing Base at such time;

                  (B) the aggregate value attributable to Finished Unsold Lots, Land Under Development and Raw Land included in the Borrowing Base at any time shall not exceed 60% of the Borrowing Base at such time; provided, that at any time when, for purposes of calculating the Borrowing Base, the value attributable to the land component of Sold Homes and Unsold Homes which are construction in process is included in the calculation of the value of Sold Homes or Unsold Homes but is excluded from the calculation of the value of Finished Unsold Lots or Land Under Development, the aggregate value attributable to Finished Unsold Lots, Land Under Development and Raw Land included in the Borrowing Base at any time shall not exceed 50% of the Borrowing Base at such time;

                  (C) the aggregate value attributable to any Model Home which is located in a subdivision in which there are not at least three Unsold Homes or Unsold Finished Lots being actively marketed by the Borrower or any of its Subsidiaries at such time shall be excluded from the Borrowing Base;

                  (D) non-refundable cash option payments which have been capitalized into the value of any component of the Borrowing Base shall be excluded from the Borrowing Base;

                  (E) the aggregate value attributable to any asset which is not owned solely by the Borrower or a Subsidiary which is a Loan Party free and clear of all Liens or other rights or claims of any other Person (except for Permitted Liens) shall be excluded from the Borrowing Base;

                  (F) the aggregate value attributable to any Raw Land in respect of which (i) all requisite zoning requirements and land use requirements have not been satisfied, (ii) all requisite approvals of Governmental Authorities necessary in order to develop such Raw Land as a residential housing project and construct Housing Units thereon have not been obtained on a final and unconditional basis (other than approvals which are not material and are solely ministerial and non-discretionary in nature) or (iii) in the case of Raw Land located in California, such Raw Land is not subject to a currently effective vesting tentative map (except in the case of Raw Land located in cities or counties which do not grant vesting tentative maps), shall be excluded from the Borrowing Base; and

                  (G) the aggregate value attributable to any asset which the Administrative Agent, exercising its reasonable judgment, has otherwise determined to be unacceptable (as notified by the Administrative Agent in writing to the Borrower) shall be excluded from the Borrowing Base.

The Borrowing Base in effect at any time shall be determined in accordance with the Borrowing Base Certificate most recently delivered to the Administrative Agent; provided, however, that if the Borrower shall fail to deliver a Borrowing Base Certificate when required pursuant to Section 9.1(d), the Borrowing Base in effect shall be zero until the date on which a Borrowing Base Certificate is delivered thereto. In addition to the delivery of Borrowing Base Certificates as and when required under Section 9.1(d), the Borrower may deliver an updated Borrowing Base Certificate to the Administrative Agent at any other time and from time to time in its sole discretion. The Administrative Agent, in its sole discretion, may determine the proper classification of assets to be included in the Borrowing Base.

                  "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit B, with appropriate insertions, showing the Borrowing Base as of the date set forth therein, and executed on behalf of the Borrower by a duly authorized officer thereof.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2, 3.2 or 4.1 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in Section 7.21.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Illinois or Charlotte, North Carolina are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in U.S. dollar deposits are carried out in the London interbank market.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership or profit interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 180 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and

Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

                  "Change of Control": at any time:

                  (a) the Parent shall cease to own or control, legally and beneficially, 100% of the issued and outstanding Capital Stock of the Borrower;

                  (b) TO Greece shall cease to directly or indirectly own or control, legally and beneficially, Voting Interests in the Parent representing at least 51% of combined voting power of all Voting Interests in the Parent (on a fully diluted basis);

                  (c) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than TO Greece and/or one or more of its wholly-owned Subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Interests in TO USA (including through securities convertible into or exchangeable for Voting Interest) representing greater than 40% of combined voting power of all Voting Interests in TO USA (on a fully diluted basis);

                  (d) any lien or other encumbrance (other than Permitted Liens of the type described in clauses (a) or (f) of the definition thereof set forth in this Section 1.1) shall be created, incurred, assumed or otherwise suffered to exist on any Capital Stock of the Parent or any of its Subsidiaries, other than the lien on the Capital Stock of the Parent granted to the lenders of the Acquisition Bridge Loans pursuant to the Acquisition Bridge Facility Documents;

                  (e) with respect to any pledge or other security agreement covering all or any portion of the Capital Stock of TO USA or the Parent that are owned beneficially and of record by TO Greece or any of its Affiliates or their nominees, any secured party or pledgee thereunder shall become the holder of record of any such shares (except in the case of a registration of the pledge of such Capital Stock to such secured party or pledgee solely in its capacity as a pledgee), or shall proceed to exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares;

                  (f) the administrative agent or any lender under the Acquisition Bridge Facility Documents shall (i) exercise or seek to exercise any rights or remedies with respect to, or otherwise realize or seek to realize upon, any Capital Stock of the Parent (other than actions to preserve any Lien thereon or to release any Lien thereon),
         (ii) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure with respect to the Capital Stock of the Parent or (iii) commence, or join with any other creditors in commencing, any bankruptcy or insolvency proceeding relating to TO USA or any of its Affiliates or Subsidiaries;

                  (g) TO Greece shall cease to have the ability, whether by voting power, contract or otherwise, to cause the election of a majority of the board of directors of TO USA or the Parent at any time; or

                  (h)  any of:

                           (i) Alec Engelstein shall cease to be the President and Chief Executive Officer of the Borrower;

                           (ii) David Shapiro shall cease to be the Chief Financial Officer of the Borrower;

                           (iii) John Kraynick shall cease to be the Executive
                  Vice President of the Borrower; or

                           (iv) there shall be designated officers of the
                  Borrower which serve in capacities similar to those offices described above by individuals other than the individuals above described;

         provided, that (A) a change in the title of any such person shall not cause a Change of Control so long as the duties and responsibilities that such person has on the date hereof are not reduced as a result of such change in title, (B) if any such occurrence is due to the death or disability of a person serving in such capacity on the date hereof, then such occurrence shall not be deemed a Change of Control until the expiration of 180 days after the date of such death or disability with the position left unoccupied by such death or disability being filled by a person reasonably acceptable to the Required Lenders, (C) it shall not be a Change of Control if any one of such officers shall cease to act in the capacity above designated for such officer, so long as either (1) the remaining two officers assume the duties and responsibilities of such departing officer or (2) such departing officer is replaced by a person reasonably acceptable to the Administrative Agent and the Required Lenders. Following any replacement of any officer described above by another person approved by the Required Lenders, such new person shall be deemed to be such officer for purposes of determining if a Change of Control pursuant to this clause (g) shall have occurred after the date of such replacement.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Increase": as defined in Section 3.5(a).

                  "Commitments": the collective reference to the Revolving Credit Commitments, the Term Loan Commitments, the Swing Line Commitment and the L/C Commitment.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Consenting Lender":  as defined in Section 6.15(c).

                  "Consolidated EBITDA": for any period (a) Consolidated Net Income for such period plus (b) the sum each of the following expenses that have been deducted from the determination of Consolidated Net Income for such
Period: (i) all Consolidated Interest Expense for such period, (ii) all income tax expense (whether federal, state, local, foreign or otherwise) for such period, (iii) all depreciation expense for such period, (iv) all amortization expense for such period and (v) all extraordinary losses otherwise deducted in determining Consolidated Net Income for such period less (c) all extraordinary gains added in determining Consolidated Net Income for such period, in each case determined on a consolidated basis and in accordance with GAAP for such period.

                  "Consolidated Fixed Charges": for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the aggregate principal amount or equivalent thereof of all scheduled payments of Indebtedness of the Borrower and its Subsidiaries during such period and
(iii) the aggregate amounts of dividends and distributions required to be paid by the Borrower during such period in respect of its outstanding preferred stock, if any.

                  "Consolidated Interest Expense": for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including without limitation, imputed interest included in payments under Financing Leases and capitalized interest in respect of Indebtedness) on a consolidated income statement of the Borrower and the Subsidiaries for such period excluding the amortization of any original issue discount.

                  "Consolidated Net Income": for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Obligation, Governing Document or Requirement of Law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,
(e) any write-up of any asset, (f) any net gain from the collection of the proceeds of life insurance policies, (g) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary, (h) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (i) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

                  "Consolidated Tangible Net Worth": at any time, (a) all items which, in conformity with GAAP, would be included under shareholders' equity on a consolidated balance sheet of the Borrower minus (b) the sum of (i) all assets of the Borrower and its Subsidiaries at such time which are treated as intangibles in accordance with GAAP and (ii) the amount of all property and assets of the Financial Services Subsidiary that are required pursuant to applicable Requirements of Law to be maintained free and clear of any Lien or claims of creditors.

                  "Consolidated Total Indebtedness": at any time, the sum, without duplication, of (a) the aggregate principal amount of all Loans outstanding at such time, (b) the aggregate principal amount of all Senior Notes outstanding at such time, (c) the aggregate undrawn amount of all letters of credit (including, without limitation, the Letters of Credit), banker's acceptances or other similar extensions of credit issued for the account of the Borrower or any of its Subsidiaries (other than the Financial Services Subsidiary) outstanding at such time and (d) the aggregate principal amount of all other unsecured Indebtedness which would, in conformity with GAAP, be included as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such time (other than any such Indebtedness which is subordinated in right of payment to the Obligations of the Borrower under the Loan Documents).

                  "Consolidated Total Liabilities": at any time, all amounts which would, in conformity with GAAP, be included as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such time plus, without duplication, the aggregate amount of any Contingent Obligations of the Borrower and its Subsidiaries at such time (including, without limitation, the undrawn portion of any letters of credit (including, without limitation, the Letters of Credit), banker's acceptances or other similar extensions of credit issued for the account of the Borrower or any of its Subsidiaries outstanding at such time other than letters of credit as to which all drawings thereunder have been fully backed by a Letter of Credit).

                  "Contingent Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Continue", "Continuation" and "Continued" shall refer to the continuation of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "Convert", Conversion" and "Converted" shall refer to a conversion of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Credit Exposure": as to any Lender at any time, the sum of
(a) its Revolving Credit Commitment (or, if the Revolving Credit Commitments shall have expired or been terminated, the sum of (i) the aggregate unpaid principal amount of its Revolving Credit Loans and (ii) its Pro Rata Share of the aggregate outstanding L/C Obligations and Swing Line Loans) and (b) prior to the Refinancing Closing

Date, its Term Loan Commitment, and from and after the Refinancing Closing Date, the unpaid principal amount of its Term Loan.

                  "Default": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Discount Rate" the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

                  "Dividend Restriction Event":  any of the following:

                  (a) any Default under Section 11(a) or Section 11(f) or any Event of Default;

                  (b) any "Default" or "Event of Default" (as defined in the Acquisition Bridge Facility Documents) shall have occurred and be continuing for a period of at least 180 days after the date on which such "Default" or "Event of Default" first occurred; or

                  (c) the administrative agent or any lender under the Acquisition Bridge Facility Documents shall (i) exercise or seek to exercise any rights or remedies with respect to, or otherwise realize or seek to realize upon, any Capital Stock of the Parent (other than actions to preserve any Lien thereon or to release any Lien thereon),
         (ii) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure with respect to the Capital Stock of the Parent or (iii) commence, or join with any other creditors in commencing, any bankruptcy or insolvency proceeding relating to TO USA or any of its Affiliates or Subsidiaries.

                  "Eligible Assignee": (a) other than with respect to the obligations of the Issuing Lender, (i) a Lender, (ii) an Affiliate of a Lender or (iii) any other Person approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing at the time the related assignment is effected pursuant to Section 13.6, the Borrower (in either case such approval not to be unreasonably withheld or delayed and, in the case of the Borrower, such approval to be deemed to have been given if no objection thereto is received by the Administrative Agent or the assigning Lender within two Business Days after the date on which notice of the proposed assignment is provided to the Borrower) and (b) with respect to the obligations of the Issuing Lender, a Person that is an Eligible Assignee under clause (a) of this definition and is a commercial bank organized under the laws of the United States of America; provided, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Engle Acquisition":  as defined in the Recitals hereto.

                  "Engle Acquisition Documents": the collective reference to Agreement and Plan of Merger, dated as of October 12, 2000, between TO USA, Acquisition Corp. and the Borrower, together with all other documents executed in connection therewith, as amended, supplemented or otherwise modified from time to time.

                  "Environmental Action": any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Materials of Environmental Concern or arising from alleged injury or threat to health, safety or the environment, including, without limitation,
(a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any other Person for damages, contribution, indemnification, cost, recovery, compensation or injunctive relief.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Environmental Permit": any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Escrow Proceeds Receivables": as to the Borrower and any of its Subsidiaries which is a Loan Party at a particular date, the aggregate amount of funds held in escrow by a title company or other acceptable escrow agent which are payable to the Borrower or such Subsidiary in connection with the sale of all Housing Units, Finished Lots, Land Under Development or Raw Land.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum equal to the corresponding rate appearing at page 3750 of the Dow Jones Telerate Service as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, for a term comparable to such Interest Period, or if such rate no longer so appears, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, for a term comparable to such Interest Period; provided, however, that if more than one rate is specified on Reuters LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary to the nearest 1/100th of 1%).

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 11; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Extension Assuming Lender":  as defined in Section 6.15(d).

                  "Extension Date":  as defined in Section 6.15(c).

                  "Extraordinary Receipt": any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent that such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made or committed for expenditure within 180 days after the occurrence of such damage or loss or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Financial Services Subsidiary": Preferred Home Mortgage Company, a Florida corporation and a wholly-owned Subsidiary of the Borrower.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Finished Lot": any parcel of land owned by the Borrower or any of its Subsidiaries which is a Loan Party which (i) is duly platted and zoned and fully or substantially developed with roads, drainage and other infrastructure necessary for use as a site for a finished Housing Unit, (ii) has, or where there would be upon application therefor, all requisite building permits and other governmental and private consents and approvals necessary to allow immediate construction of a Housing Unit and (iii) has available for connection at its boundaries potable water, sanitary sewer, electricity and all other necessary utilities in capacities sufficient for a Housing Unit.

                  "Finished Sold Lots": as to the Borrower and any of its Subsidiaries which is a Loan Party, at a particular date, Finished Lots that are subject to a bona fide written agreement for sale and purchase, between the Borrower or any such Subsidiary, as seller, and a Person, other than an Affiliate of the Borrower or any such Subsidary, as buyer, entered into in the ordinary course of business, under which a cash earnest money deposit or down payment in an amount customary for the locale has been paid, and that is subject only to customary contingencies to the closing of the agreement and the buyer's purchase obligation.

                  "Finished Unsold Lots": as to the Borrower and any of its Subsidiaries which is a Loan Party, at a particular date, all Finished Lots that are not Finished Sold Lots.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governing Documents": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee": the Guarantee to be executed and delivered by the Parent and each of the Subsidiaries of the Borrower existing on the Acquisition Closing Date or otherwise required to become a party thereto pursuant to Section 10.15, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guaranteed Hedge Agreement":  as defined in the Guarantee.

                  "Guaranteed Parties":  as defined in the Guarantee.

                  "Hedge Agreement": as to any Person, any swap, cap, collar or similar arrangement entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Housing Costs": with respect to any Housing Unit, the Actual Costs to construct such Housing Unit, including, without limitation, labor and materials, construction and building permits, tap, connection and impact fees, improvement district fees and fees charged by Governmental Authorities.

                  "Housing Unit": a single-family dwelling, constructed or under construction on a Finished Lot, whether detached or attached (including condominiums but excluding mobile homes).

                  "Increase Assuming Lender":  as defined in Section 3.5(c).

                  "Increase Date":  as defined in Section 3.5(a).

                  "Indebtedness": with respect to any Person (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business and not past due for more than 90 days), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Financing Leases,
(f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person, valued, in the case of any Capital Stock which are redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, take-or-pay agreements or other similar arrangements, valued, in the case of Hedge Agreements, at the principal or notional amount thereof, (i) all Obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP; (j) all Contingent Obligations and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such indebtedness or other payment Obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations, valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (A) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and
(B) the greater of fair market value or book value of such property or assets.

                  "Information Memorandum": the information memorandum, dated as of November __, 2000, used by the Arranger in connection with the syndication of the Commitments.

                  "Insolvency" or "Insolvent": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Intellectual Property":  as defined in Section 7.9.

                  "Intercreditor Agreement": the Intercreditor Agreement, dated as of November 22, 2000, among the Administrative Agent, the Lenders, Banc of America Mortgage Capital Corporation, as administrative agent under the Acquisition Bridge Facility Documents, and the lenders under the Acquisition Bridge Facility Documents, as amended, supplemented or otherwise modified from time to time.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar month and (b) as to any Eurodollar Loan, the last day of each related Interest Period.

                  "Interest Period":  with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of Conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) the Borrower shall not select any Interest Period that would
          (x) in the case of any Revolving Credit Loan, extend beyond the Revolving Credit Termination Date or (y) in the case of any Term Loan, extend beyond the Term Loan Maturity Date; and

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month

                  "Investment": with respect to any Person, (a) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of, or of a beneficial interest in, any equity interests or Indebtedness of any other Person, (b) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of all or substantially all of the property and assets of any other Person or of any division, branch or other unit of operation of any other Person, (c) any direct or indirect redemption, retirement, purchase or other acquisition for value by such Person from any other Person of any equity interests in such Person, (d) the making of a deposit by such Person with, or any direct or indirect loan, advance, other extension of credit or capital contribution by such Person to, or any other investment by such Person in, any other Person (including, without limitation, any indebtedness or accounts receivable from such other person that are not current assets or did not arise from sales to such other Person in the ordinary course of business and any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (h) or (i) of the definition of "Indebtedness" in respect of such other Person) and (e) any agreement to make any Investment (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale). The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without adjustments for decreases or increases in value, write-ups, write-downs or write-offs with respect to such Investment, minus the amount of any dividends or return of capital with respect to such Investment.

                  "Issuing Lender": Bank of America, N.A., or any other Lender approved by the Administrative Agent and the Borrower, in its capacity as issuer of any Letter of Credit.

                  "Land Under Development": any parcel of land owned by the Borrower or any of its Subsidiaries which is a Loan Party that is zoned for use as a site for Housing Units and that is being or within six months will be actively and physically developed into Finished Lots within one year after commencement of physical development.

                  "L/C Cash Collateral Account": a deposit account maintained by the Borrower with the Administrative Agent as a collateral account on terms acceptable to the Administrative Agent.

                  "L/C Commitment":  $30,000,000.

                  "L/C Fee Payment Date": the last Business Day of each March, June, September and December.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "Lenders": as defined in the heading hereto, which shall include in any event the Issuing Lender and the Swing Line Lender.

                  "Letters of Credit":  as defined in Section 5.1(a).

                  "Leverage Ratio": at any time, the ratio of (i) Consolidated Total Liabilities at such time to (ii) Consolidated Tangible Net Worth at such time.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guarantee, (i) this Agreement, (ii) the Notes, (iii) the Guarantee and (iv) each Application and (b) for purposes of the Guarantee, (i) this Agreement,
(ii) the Notes, (iii) the Guarantee, (iv) each Application and (v) each Guaranteed Hedge Agreement, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Loan Parties": the Borrower, the Parent and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, financial condition or prospects of the Parent and its Subsidiaries, taken as a whole,
(b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) the ability of TO USA or any Loan Party to perform its Obligations in respect of any aspect of the Transaction.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Measurement Period": as of any date of determination, the most recently completed period of four consecutive fiscal quarters of the Borrower on or immediately prior to such date.

                  "Merger":  as defined in the Recitals hereto.

                  "Model Home": a Housing Unit used and furnished for inspection by prospective purchasers of other Housing Units.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds": with respect to any sale, lease, transfer or other disposition of any property or asset, or the incurrence or issuance of any Indebtedness, or the sale or issuance of any Capital Stock in any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only (without duplication):

                  (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions;

                  (b) the amount of taxes payable in connection with or as a result of such transaction;

                  (c) in the case of any sale, lease, transfer or other disposition of any property or asset, the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than the Indebtedness outstanding under the Loan Documents) that is secured by a Lien on the property and assets subject to such sale, lease, transfer or other disposition and is required to be repaid under the terms thereof as a result of such sale, lease, transfer or other disposition; and

                  (d) in the case of any sale, lease, transfer or other disposition of any property or asset, the amount to be reserved, in accordance with GAAP as in effect on the date on which the Net Proceeds from such sale, lease, transfer or other disposition are determined, and so reserved, against liabilities under indemnification obligations, liabilities related to environmental matters or other similar contingent liabilities associated with the property and assets subject to such sale, lease, transfer or other disposition that are required to be so provided for under the terms of the documentation for such sale, lease, transfer or other disposition;

in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the property or asset that is the subject thereof and (i) in the case of clauses (a) and (c) of this definition, are actually paid at the time of receipt of such cash to a Person that is not an Affiliate of such Person or any Loan Party or of any Affiliate of any Loan Party and (ii) in the case of clauses (b) and (d) of this definition, are actually paid at the time of receipt of such cash to a Person that is not an Affiliate of such Person or any Loan Party or of any Affiliate of any Loan Party or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP at the time of receipt of such cash based upon such Person's reasonable estimate of such taxes or contingent liabilities, as the case may be; provided, however, that if, at the time such taxes or such contingent liabilities are actually paid or otherwise satisfied, the amount of the reserve therefor exceeds the amount paid or otherwise satisfied, then the Borrower shall reduce the Commitments and shall prepay the outstanding Loans and/or cash collateralize Letters of Credit in accordance with the terms of Section 6.6(c), in an amount equal to the amount of such excess reserve.

                  "Newmark": Newmark Homes Corporation., a Delaware corporation.

                  "New Subsidiary": as defined in Section 10.15.

                  "Non-Bank Status Certificate": as defined in Section 6.12(b)(i)(B).

                  "Non-Consenting Lender": as defined in Section 6.15(c).

                  "Non-Excluded Taxes": as defined in Section 6.12.

                  "Notes": the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Note.

                  "Obligations": with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 11(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, letter of credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "Parent":  as defined in the Recitals hereto.

                  "Participant":  as defined in Section 13.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Liens": the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA or any such Lien relating to or imposed in connection with any Environmental Action), in each case as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                  (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under
         Section 9.3;

                  (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Borrower or its applicable Subsidiary, as the case may be, has established reserves in accordance with GAAP;

                  (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

                  (d) Liens securing the performance of, or payment in respect of, bids, tenders, government or utility contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                  (e) any interest or title of a lessor or sublessor or a licensor and any restriction or encumbrance to which the interest or title of such lessor, sublessor or licensor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect;

                  (f) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 11(a) or 11(f) and in respect of which the Borrower or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceeding for review in good faith and, pending such appeal or proceeding, shall have secured within ten days after the entry thereof a subsisting stay of execution and shall be maintaining reserves, in accordance with GAAP, with respect to any such judgment or award; and

                  (g) easements, rights-of-way, zoning restrictions and other encumbrances and survey exceptions, minor defects or irregularities in title and other similar restrictions on title to, or the use of, real property (including, without limitation, restrictive covenants of general application created and reserved in the ordinary course of business by a declarant of a planned residential development that require payment of marketing, development or other fees or that reserve rights of first refusal or repurchase options to the declarant to ensure compliance with restrictive covenants requiring construction of a dwelling to commence or be completed within a stated period of time or Liens imposed by law or contract on specific lots of real property in favor of third-party developers which enable such developer to participate in premiums generated upon the sale of such specific lots) that do not, either individually or in the aggregate,
         (i) materially detract from the value of such real property or (ii) materially and adversely affect the use of such real property for its intended purposes or the conduct of the business of the Borrower and its Subsidiaries in the ordinary course and, in any case, that were not incurred in connection with and do not secure Indebtedness or other extensions of credit.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Prime Rate": the rate of interest publicly announced from time to time by Bank of America, N.A. at its principal office in Charlotte, North Carolina as its prime rate or prime lending rate. This rate of interest is determined from time to time by Bank of America, N.A. as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Bank of America, N.A. to any particular class or category of customers of Bank of America, N.A.

                  "Properties":  as defined in Section 7.21.

                  "Pro Rata Share": as to any amount, the product of (a) such amount and (b) as applicable, (i) as to any Revolving Credit Lender or the Issuing Lender and the L/C Participants, considered as a whole, at any time, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Revolving Credit Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding), (ii) as to any Term Loan Lender, the percentage equal to the quotient of such Term Loan Lender's Term Loan

Commitment divided by the aggregate Term Loan Commitments and (iii) as to any Lender at any time, the percentage such Lender's Credit Exposure at such time constitutes of the aggregate Credit Exposures of all of the Lenders at such time.

                  "Raw Land": any parcel of land owned by the Borrower or any of its Subsidiaries which is a Loan Party which is not a Finished Lot or Land Under Development.

                  "Reduction Amount":  as defined in Section 6.6(d).

                  "Refinancing Closing Date": the date on which the conditions precedent set forth in Section 8.2 shall be satisfied.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 5.5(a) for amounts drawn under a Letter of Credit.

                  "Register":  as defined in Section 13.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg.ss. 4043.

                  "Required Financial Information": at any date of determination, (a) from the date of this Agreement until the first date on which the Borrower delivers (or is required to have delivered) consolidated financial statements and other financial information to the Administrative Agent and the Lenders under Section 9.1, the consolidated financial statements of the Borrower and its Subsidiaries referred to in Section 7.1(a) and (b) at any time and from time to time thereafter, the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered to the Administrative Agent and the Lenders on or prior to such date pursuant to, and satisfying all of the requirements of, Section 9.1(a) or (b) and accompanied by the certificates and other information required to be delivered therewith pursuant to Section 9.1(c).

                  "Required Lenders": at any time, Lenders, the aggregate Credit Exposures of which constitute at least 66-2/3% of the aggregate Credit Exposure of all Lenders at such time.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president and the executive vice president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Amount": at any time, Revolving Credit Commitments in an aggregate amount equal to the excess of (A) 101% of the aggregate outstanding principal amount of the Senior

Notes, plus accrued and unpaid interest, at such time over (B) the aggregate Term Loan Commitments at such time.

                  "Restricted Payment":  as defined in Section 10.6.

                  "Revolving Credit Commitment": as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the Borrower pursuant to Section 3.1 and/or to issue or participate in Letters of Credit issued on behalf of the Borrower hereunder or to participate in Swing Line Loans made hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule 1 under the caption "Revolving Credit Commitment" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement and as such amount may be increased from time to time in accordance with Section 3.5. As of the Acquisition Closing Date, the aggregate Revolving Credit Commitments shall be equal to $275,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Acquisition Closing Date to but not including the Revolving Credit Termination Date.

                  "Revolving Credit Exposure": as to any Revolving Credit Lender at any time, its Revolving Credit Commitment (or, if the Revolving Credit Commitments shall have expired or been terminated, the sum of (i) the aggregate unpaid principal amount of its Revolving Credit Loans and (ii) its Pro Rata Share of the aggregate outstanding L/C Obligations and Swing Line Loans).

                  "Revolving Credit Lender": at any time, any Lender with a Revolving Credit Commitment or which is owed any Obligation in respect of a Revolving Credit Loan at such time.

                  "Revolving Credit Loans":  as defined in Section 3.1.

                  "Revolving Credit Note": a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-2 attached hereto, evidencing the aggregate indebtedness of the Borrower to such Term Loan Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

                  "Revolving Credit Termination Date": the earlier to occur of
(i) November 22, 2002, subject to extension thereof pursuant to Section 6.15 and (ii) the date of termination in whole of the aggregate Revolving Credit Commitments pursuant to Section 3.4 or 11; provided, however, that the Revolving Credit Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 6.15 shall be the Revolving Credit Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Senior Notes": the 9.25% Senior Notes due 2008 of the Borrower issued pursuant to the Senior Notes Documents.

                  "Senior Notes Documents": the collective reference to (i) the Indenture, dated as of February 2, 1998, among the Borrower, the guarantors which are parties thereto and American Stock Transfer & Trust Company, as trustee, (ii) the Indenture, dated as of June 12, 1998, among the Borrower, the guarantors which are parties thereto and American Stock Transfer & Trust Company, as trustee, and (iii) each other document executed in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "Significant Subsidiary": at any date of determination, any Subsidiary of the Borrower which, together with its Subsidiaries, meets any of the following conditions:

                  (a) the investments in and advances to such Subsidiary by the Borrower and its other Subsidiaries exceed 10% of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

                  (b) the proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (c) the Borrower's and its other Subsidiaries' equity in the income from continuing operations (before income taxes, extraordinary items and cumulative effect of a change in accounting principles) of such Subsidiary exceeds 10% of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Sold Homes": as to the Borrower and any of its Subsidiaries which is a Loan Party, at a particular date, all Housing Units that are subject to a bona fide written agreement for sale and purchase, between the Borrower or any such Subsidiary, as seller, and a Person, other than an Affiliate of the Borrower or any such Subsidiary, as buyer, entered into in the ordinary course of business, under which a cash earnest money deposit or down payment in an amount customary for the locale has been paid, and that is subject only to customary contingencies to the closing of the agreement and the buyer's purchase obligation.

                  "Spec Home": any Housing Unit which is not a Model Home and which is not subject to a bona fide written agreement for sale and purchase, between the Borrower or any of its Subsidiaries which is a Loan Party, as seller, and a Person, other than an Affiliate of the Borrower or any such Subsidiary, as buyer, entered into in the ordinary course of business, under which a cash earnest money deposit or down payment in an amount customary for the locale has been paid, and that is subject only to customary contingencies to the closing of the agreement and the buyer's purchase obligation.

                  "Subordinated Debt":  as defined in the Recitals hereto.

                  "Subordinated Debt Documents": the collective reference to
(i) the Subordinated Promissory Note, dated as of November 22, 2000, made by TO USA to Technical Olympic (UK) PLC and (ii) each of the documents executed in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swing Line Commitment": $20,000,000.

                  "Swing Line Lender": Bank of America, N.A., in its capacity as lender of Swing Line Loans hereunder.

                  "Swing Line Loans":  as defined in Section 4.1.

                  "Swing Line Note": a promissory note of the Borrower payable to the order of the Swing Line Lender, in substantially the form of Exhibit A-3 attached hereto, evidencing the aggregate indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.

                  "Term Loan":  as defined in Section 2.1.

                  "Term Loan Commitment": as to any Term Loan Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.1 in the amount set forth opposite such Term Loan Lender's name on Schedule 1 under the caption "Term Loan".

                  "Term Loan Credit Exposure": as to any Term Loan Lender at any time, the unpaid principal amount of its Term Loan.

                  "Term Loan Lender": at any time, any Lender with a Term Loan Credit Commitment or which is owed any Obligation in respect of a Term Loan at such time.

                  "Term Loan Maturity Date": the earlier to occur of (i) November 22, 2003, subject to extension thereof pursuant to Section 6.15 and
(ii) the date of termination in whole of the aggregate Term Loan Commitments pursuant to Section 2.3 or Section 11 or the date of acceleration of the outstanding Term Loans pursuant to Section 11; provided, however, that the Term Loan Maturity Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 6.15 shall be the Term Loan Maturity Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Term Note": a promissory note of the Borrower payable to the order of any Term Loan Lender, in substantially the form of Exhibit A-1 attached hereto, evidencing the indebtedness of the Borrower to such Term Loan Lender resulting from the Term Loan made by such Term Loan Lender.

                  "TO Greece":  Technical Olympic S.A, a Greek corporation.

                  "TO USA":  as defined in the Recitals hereto.

                  "Tranche": the collective reference to Eurodollar Loans which are of the same category as either a Term Loan or a Revolving Credit Loan and the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transactions": the collective reference to the consummation of the Engle Acquisition, the consummation of the Merger, the refinancing of the Senior Notes on the Refinancing Closing Date, the refinancing of other Indebtedness of the Borrower on the Acquisition Closing Date, the execution and delivery of the Acquisition Bridge Facility Documents and the transactions contemplated thereby, the execution and delivery of the Subordinated Debt Documents and the transactions contemplated thereby, the execution and delivery of the Loan Documents and the transactions contemplated thereby and the payment of fees and expenses in connection with the foregoing.

                  "Transferee":  as defined in Section 13.6(f).

                  "Treasury Rate": with respect to any prepayment, the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of such prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the second anniversary of the Refinancing Closing Date. In the event Release H.15 is no longer published, the Administrative Agent shall select a comparable publication to determine the Treasury Rate.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Unsold Homes": as to the Borrower and any of its Subsidiaries which is a Loan Party, at a particular date, all Housing Units that are not Model Homes or Sold Homes.

                  "Unsold Land": as to the Borrower and any of its Subsidiaries which is a Loan Party, the collective reference to (i) Finished Lots, (ii) Land Under Development and (iii) Raw Land, in each case that are not subject to a bona fide written agreement for sale and purchase, between the Borrower or any such Subsidiary, as seller, and a Person, other than an Affiliate of the Borrower or any such Subsidiary, as buyer, entered into in the ordinary course of business, under which a cash earnest money deposit or down payment in an amount customary for the locale has been paid, and that is subject only to customary contingencies to the closing of the agreement and the buyer's purchase obligation.

                  "Voting Interests": any and all shares of Capital Stock, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

                  "Yield Maintenance Premium": with respect to any prepayment, an amount equal to the greater of (a) 2% of the aggregate principal amount prepaid and (b) the present value as of the related prepayment date of the payments of interest only which would be due during the period from the related prepayment date to the second anniversary of the Refinancing Closing Date based on the aggregate amount of principal so prepaid and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (i) the interest rate applicable to such Loans pursuant to Section 6.1 minus (ii) the Treasury Rate as of the date of such prepayment, determined by discounting such payments at the Discount Rate.

                  1.2      Other Definitional Provisions.

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section
          1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this

          Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.    AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a single term loan (a "Term Loan") to the Borrower on the Refinancing Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Term Loan Lender then in effect; provided, that the aggregate principal amount of the Term Loans made shall not exceed the aggregate amount necessary to refinance the Senior Notes on the Refinancing Closing Date. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 6.3. The Term Loans shall be made simultaneously by each Term Loan Lender in a principal amount equal to such Term Loan Lender's Pro Rata Share of the aggregate principal amount of all Term Loans borrowed on the Refinancing Closing Date. Amounts borrowed under this
Section 2.1 and repaid or prepaid may not be reborrowed.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice shall be in the form of Exhibit A-4 attached hereto and must be received by the Administrative Agent prior to 10:00 a.m., Chicago, Illinois time, (a) three Business Days prior to the Refinancing Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the Refinancing Closing Date, otherwise) specifying (i) the Refinancing Closing Date, (ii) the amount to be borrowed, (iii) whether the Term Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof, and (iv) if the Term Loans are to be entirely or partly Eurodollar Loans, the durations of the initial Interest Periods therefor; provided, that the Borrower may not select any Interest Period for a Eurodollar Loan that has a duration of more than one month during the period from the date of this Agreement until March 1, 2001 (or such earlier date as shall be specified in its sole discretion by the Arranger in a written notice to the Borrower and the Lenders). The Term Loan Commitments shall be fully utilized prior to any borrowing of the Restricted Amount under the Revolving Credit Commitments. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 11:00 a.m., Chicago, Illinois time, on the Refinancing Closing Date each Term Loan Lender shall make available for the account of its Applicable Lending Office to the Administrative Agent at its office specified in Section
13.2 the amount of such Term Loan Lender's Pro Rata Share of such borrowing in immediately available funds. After the Administrative Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 8, the Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of such funds.

                  2.3   Termination or Reduction of Term Loan Commitments.

                  (a) Voluntary. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate in whole or reduce in part the Term Loan Commitments. Any such reduction shall be in an amount equal to at least $1,000,000 and shall reduce permanently the Term Loan Commitments then in effect.

                  (b) Mandatory.

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
                                    (i) The Term Loan Commitments shall
                  automatically terminate on February 28, 2001 if the Term Loans have not been made prior to that time.

                                    (ii) Upon funding of the Term Loans on the
                  Refinancing Closing Date, after giving effect to the Term Loans made on such date, any remaining Term Loan Commitments shall automatically terminate.

                  SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  3.1 Revolving Credit Commitments. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Revolving Credit Lender's Available RC Commitment then in effect. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 6.3. The Revolving Credit Loans shall be made simultaneously by each Revolving Credit Lender on each Borrowing Date in a principal amount equal to such Revolving Credit Lender's Pro Rata Share of the aggregate amount of all Revolving Credit Loans borrowed on such date.

                  3.2 Procedure for Revolving Credit Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice shall be in the form of Exhibit A-4 attached hereto and must be received by the Administrative Agent prior to 10:00 a.m., Chicago, Illinois time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective durations of the initial Interest Periods therefor; provided, that the Borrower may not select any Interest Period for a Eurodollar Loan that has a duration of more than one month during the period from the date of this Agreement until March 1, 2001 (or such earlier date as shall be specified in its sole discretion by the Arranger in a written notice to the Borrower and the Lenders. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, at least $500,000 (or, if the then Available RC Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, at least $1,000,000. Upon receipt of such notice the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Not later than 11:00 a.m., Chicago, Illinois time, on such Borrowing Date, each Revolving Credit Lender shall make available for the account of its Applicable Lending Office to the Administrative Agent at its office specified in Section 13.2 the amount of such Revolving Credit Lender's Pro Rata Share of such borrowing in immediately available funds. After the Administrative Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 8, the Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of such funds; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any drawings under any Letter of Credit paid by the Issuing Lender which have not been reimbursed and remain outstanding on such date, plus accrued and unpaid interest thereon as of such date, available to the Issuing Lender for reimbursement of such Letter of Credit drawings. If any Revolving Credit Lender fails to fund any Revolving Credit Loan as and when required to be made under this Agreement, and such

Revolving Credit Loan is made by the Administrative Agent or another Revolving Credit Lender, the Administrative Agent or such funding Revolving Credit Lender shall be entitled to recover from such non-funding Revolving Credit Lender, on demand, such unfunded amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans of the Type so funded. A certificate of the Administrative Agent or such funding Revolving Credit Lender submitted to any Revolving Credit Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  3.3 Unused Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender an unused fee for the period from and including the date of this Agreement to but not including the Revolving Credit Termination Date, computed at the Applicable Unused Fee Rate on the average daily amount of the Available RC Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof. The Applicable Unused Fee Rate in effect from time to time shall be determined based upon the Required Financial Information and shall be reset on each date of delivery thereof; provided, that if the Borrower has not delivered to the Administrative Agent and the Lenders all of the Required Financial Information within two Business Days of the date on which such information is due under Section 9.1, the Applicable Unused Fee Rate shall be the highest rate per annum set forth in the definition thereof until the first date on which such Required Financial Information is delivered thereto.

                  3.4 Termination or Reduction of Revolving Credit Commitments.

                  (a) Voluntary. The Borrower shall have the right, upon
            not less than three Business Days' notice to the Administrative Agent, to terminate in whole or reduce in part the Available RC Commitments. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) Mandatory.

                                    (i) The Revolving Credit Commitments shall
                  automatically terminate on February 28, 2001 if the Refinancing Closing Date has not occurred prior to such date.

                                    (ii) The Revolving Credit Commitments shall
                  be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans is required to be made pursuant to Section 6.6(c) by the Reduction Amount on such date.

                  3.5 Increase in the Aggregate Revolving Credit Commitments.

                        (a) The Borrower may at any time, by notice to the
            Administrative Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by $10,000,000 or a multiple of $1,000,000 in excess thereof (each a "Commitment Increase") to be effective on the date (the "Increase Date") on which the Administrative Agent shall have notified the Borrower that such Commitment Increase is effective and all conditions to such Commitment Increase have been satisfied; provided, that (i) in no event shall the aggregate amount of the Revolving Credit Commitments exceed $350,000,000 minus the aggregate amount of any reductions in the Revolving Credit Commitments made pursuant to
            Section 3.4 prior to such time, (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such request for a

            Commitment Increase or the applicable Increase Date and (iii) all conditions set forth in Section 8.3 shall have been satisfied as of the applicable Increase Date.

                        (b) The Borrower may extend offers to one or more
            Eligible Assignees (including existing Lenders) to participate in any portion of any requested Commitment Increase; provided, that the Revolving Credit Commitment of each such Eligible Assignee, when aggregated with the other Credit Exposure of such Eligible Assignee, shall in no event be less than $10,000,000. The allocation of such Commitment Increase among Eligible Assignees shall be made by the Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

                        (c) On each Increase Date, each Eligible Assignee that
            is not an existing Lender that accepts an offer to participate in a requested Commitment Increase in accordance with Section 3.5(b) (together with each existing Revolving Credit Lender which elects to participate in any Commitment Increase, each an "Increase Assuming Lender") shall be deemed to be a Revolving Credit Lender, and, in the case of each Increase Assuming Lender which is an existing Revolving Credit Lender, the Revolving Credit Commitments of such Increase Assuming Lender shall be so increased by such amount (or by the amount allocated to such Increasing Assuming Lender pursuant to the last sentence of Section 3.5(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or prior to such Increase Date the following, each dated such date:

                                    (i) (A) certified copies of resolutions of
                        the board of directors of the Loan Parties approving such Commitment Increase and the corresponding modifications to this Agreement and the other Loan Documents, (B) a certificate, signed by a duly authorized Responsible Officer of the Borrower, stating that all of the applicable conditions contained in
                        Section 8.3 have been satisfied and (C) an opinion of counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

                                    (ii) an assignment and assumption agreement
                        from each Increase Assuming Lender which is not currently a Revolving Credit Lender, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, and duly executed and delivered by such Increase Assuming Lender, the Administrative Agent and the Borrower;

                                    (iii) confirmation from each Increase
                        Assuming Lender which is currently a Revolving Credit Lender of the increase in the amount of its Revolving Credit Commitment pursuant to documentation reasonably satisfactory to the Borrower and the Administrative Agent; and

                                    (iv) a Revolving Credit Note for each
                        Increase Assuming Lender which is not currently a Revolving Credit Lender and a replacement Revolving Credit Note for each Increase Assuming Lender which is currently a Revolving Credit Lender, duly executed and delivered by the Borrower.

         On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence, the Administrative Agent shall notify the Lenders (including, without limitation, each Increase Assuming Lender) and the Borrower of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increase Assuming Lender on such date. In addition, on each Increase Date, each of the Increase Assuming Lenders will purchase and assume from the other Revolving Credit Lenders such interests in the Revolving Credit

         Loans made by such other Revolving Credit Lenders and outstanding on such Increase Date as shall be necessary so that, after giving effect to such purchases and assumptions, each of the Revolving Credit Lenders (including the Increase Assuming Lenders) will hold their respective Pro Rata Shares of the Revolving Credit Loans outstanding on such Increase Date (such purchases and assumption to be effected by each of the Increase Assuming Lenders making an amount equal to such Pro Rata Share of the Revolving Credit Loans available for the accounts of their Applicable Lending Offices to the Administrative Agent at the applicable Administrative Agent's accounts, in same day funds). The Borrower hereby agrees to each of the purchases and assumptions in the immediately preceding sentence.

                  SECTION 4.    SWING LINE LOANS

                  4.1 Swing Line Commitment. Subject to the terms and conditions hereof, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 4.2(a), the Swing Line Lender agrees to make swing line loans (the "Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the lesser of the unused Swing Line Commitment then in effect and the aggregate Available RC Commitments then in effect. Amounts borrowed by the Borrower under this Section 4.1 may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice shall be in the form of Exhibit A-4 attached hereto and must be received by the Swing Line Lender prior to 2:00 p.m., Chicago, Illinois time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of at least $500,000. Upon satisfaction of the applicable conditions set forth in Section 8, the Swing Line Lender shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of such funds. The proceeds of Swing Line Loans may be used solely for the working capital purposes of the Borrowers in the ordinary course of business. No Swing Line Loan shall be used for the purpose of funding the repayment or prepayment of any other Swing Line Loan.

                  4.2      Swing Line Loan Participations.

                        (a) The Swing Line Lender irrevocably agrees to grant
            and hereby grants to each Revolving Credit Lender, and, to induce the Swing Line Lender to make Swing Line Loans hereunder, each Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Swing Line Lender, on the terms and conditions hereinafter stated, for such Revolving Credit Lender's own account and risk, an undivided interest equal to such Revolving Credit Lender's Pro Rata Share in the Swing Line Lender's obligations and rights under each Swing Line Loan made hereunder. Each Revolving Credit Lender unconditionally and irrevocably agrees with the Swing Line Lender that, if any Swing Line Loan is not otherwise repaid on the maturity date therefor set forth in Section 6.2(c), such Revolving Credit Lender shall pay to the Swing Line Lender upon demand at the Swing Line Lender's address for notices specified herein an amount equal to such Revolving Credit Lender's Pro Rata Share of the amount of such Swing Line Loan, or any part thereof, which is not so repaid.

                        (b) On the related maturity date for each Swing Line
            Loan set forth in Section 6.2(c), unless the Borrower has otherwise repaid such Swing Line Loan, and upon receipt of a notice from the Swing Line Lender, each Revolving Credit Lender shall make a Revolving Credit Loan which is a Base Rate Loan in an amount equal to such Revolving Credit Lender's Pro Rata Share of the amount of the Swing Line Loans outstanding which have come due on such date; provided, that if a Default or Event of Default shall have occurred and be continuing at such time, the Revolving Credit Lenders shall be deemed to have purchased an undivided interest in such Swing Line Loans pursuant to Section 4.2(a). Not later than 11:00 a.m., Chicago, Illinois time, on such date, each Revolving Credit Lender shall make available for the account of its Applicable Lending Office to the Swing Line Lender at its office specified in Section
            13.2 the amount of such Revolving Credit Lender's Pro Rata Share of such Revolving Credit Loans in immediately available funds, the proceeds of which shall be applied to repay such Swing Line Loans; provided, that the Swing Line Lender's Pro Rata Share of such Revolving Credit Loans shall be deemed to have been funded by the Swing Line Lender with no further action on its part.

                        (c) Each Revolving Credit Lender's obligation to make
            the Revolving Credit Loans referred to in Section 4.2(b) and to purchase participating interests pursuant to Section 4.2(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower, or any other Person for any reason whatsoever, (ii) such requested Revolving Credit Loan being in an amount less than the minimum amount specified in Section 3.2, (iii) the occurrence or continuance of an Event of Default, (iv) any failure to satisfy any condition precedent to extensions of credit set forth in Section 8,
            (v) any event or circumstance which has had or could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect, (vi) any breach of this Agreement by the Borrower, any other Loan Party or any other Revolving Credit Lender, or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  SECTION 5.     LETTERS OF CREDIT

                  5.1      L/C Commitment.

                        (a) Subject to the terms and conditions hereof, the
            Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 5.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (1) the L/C Obligations would exceed the L/C Commitment or (2) the aggregate Available RC Commitments would be less than zero.

                         (b)      Each Letter of Credit shall:

                                    (1) be denominated in U.S. dollars and
                        shall be a standby letter of credit issued to support obligations, contingent or otherwise, of any or all of the Borrower or any of its Subsidiaries that is a Loan Party arising in the ordinary course of business;

                                    (2) expire no later than one year following
                        the Revolving Credit Termination Date then in effect;
                        and

                                    (3) be in a face amount of not less than
                        $10,000.

                        (c) Each Letter of Credit shall be subject to the
            Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, if specifically referenced in the text of such Letter of Credit (but to the extent not inconsistent therewith) the laws of the State of New York.

                        (d) The Issuing Lender shall not at any time be
            obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  5.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time (on behalf of itself or any of its Subsidiaries that is a Loan Party) request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Revolving Credit Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  5.3    Fees, Commissions and Other Charges.

                        (a) The Borrower shall pay to the Administrative Agent,
            for the account of the Issuing Lender and the L/C Participants, a letter of credit commission on all outstanding Letters of Credit, computed for the period from the date of issuance of each such Letter of Credit to the date upon which such Letter of Credit is fully drawn, expires or is otherwise terminated at a rate equal to the Applicable Margin then in effect for Revolving Credit Loans which are Eurodollar Loans. Each such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of each Letter of Credit, shall be nonrefundable and shall be shared ratably among the L/C Participants and the Issuing Lender.

                        (b) The Borrower shall pay to the Administrative Agent,
            solely for the account of the Issuing Lender, a fronting fee of the greater of (A) 0.125% of the aggregate amount available to be drawn under each Letter of Credit and (B) $500. Such fronting fee shall be nonrefundable and shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of each Letter of Credit.

                        (c) In addition to the foregoing fees and commissions,
            the Borrower shall pay or reimburse the Issuing Lender for any normal and customary amendment fees, cancellation fees, drawing fees and other out-of-pocket costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                        (d) The Administrative Agent shall, promptly following
            its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to
            Section 5.3(a).

                  5.4      L/C Participations.

                        (a) The Issuing Lender irrevocably agrees to grant and
            hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C

            Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Pro Rata Share in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Pro Rata Share of the amount of such draft, or any part thereof, which is not so reimbursed.

                        (b) If any amount required to be paid by any L/C
            Participant to the Issuing Lender pursuant to Section 5.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 5.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such overdue amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans which are Base Rate Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                        (c) Whenever, at any time after the Issuing Lender has
            made payment under any Letter of Credit and has received from any L/C Participant its Pro Rata Share of such payment in accordance with Section 5.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its Pro Rata Share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  5.5      Reimbursement Obligations of the Borrower.

                        (a) The Borrower agrees to reimburse the Issuing Lender
            on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender or, if later, on each date on which such draft is paid by the Issuing Lender for the amount of (1) such draft so paid and (2) any taxes and any reasonable fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in U.S. dollars and in immediately available funds.

                        (b) Interest shall be payable on any and all amounts
            remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any overdue Revolving Credit Loans that are Base Rate Loans.

                        (c) No later than 11:00 a.m., Chicago, Illinois time,
            one Business Day prior to the Revolving Credit Termination Date, the Borrower shall deposit into the L/C Cash Collateral Account cash in an amount of not less than 100% of the aggregate face amount of all Letters of Credit to be outstanding as of the Revolving Credit Termination Date, which amounts shall be held as cash collateral for the outstanding L/C Obligations until all L/C Obligations shall have been terminated and all amounts owing to the Administrative Agent, the Issuing Lender or the Lenders in respect of Letters of Credit and the transactions relating thereto shall have been paid in full. If the Borrower has not deposited cash into the L/C Cash Collateral Account as and when set forth above, the Borrower shall be deemed to have requested, one Business Day prior to the Revolving Credit Termination Date, a borrowing pursuant to
            Section 3.2 of Revolving Credit Loans which are Base Rate Loans in the amount required to be so deposited. The proceeds of all such Revolving Credit Loans shall be deposited into the L/C Cash Collateral Account. The Administrative Agent shall be entitled to withdraw any amounts credited to the L/C Cash Collateral Account and apply such amounts applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the Issuing Lender and the Revolving Credit Lenders for any drawings on any Letter of Credit or fees or expenses relating to any Letter of Credit. If at any time the aggregate amount of funds credited to the L/C Cash Collateral Account exceeds 100% of the aggregate face amount of all Letters of Credit outstanding at such time, the Administrative Agent shall release the amount of such excess to the Borrower. The Borrower hereby grants in favor of the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest and lien upon the L/C Cash Collateral Account and all amounts credit thereto from time to time to secure the Obligations of the Borrower under the Loan Documents.

                  5.6      Obligations Absolute.

                        (a) The Borrower's obligations under this Section 5
            shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender , any L/C Participant, any beneficiary of a Letter of Credit or any other Person.

                        (b) The Borrower also agrees with the Issuing Lender
            that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.5(a) shall not be affected by, among other things, (1) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (2) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (3) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                        (c) The Issuing Lender shall not be liable for any
            error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                        (d) The Borrower agrees that any action taken or
            omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  5.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  5.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 5, the provisions of this Section 5 shall apply.

                  5.9 Survival. All provisions in this Section 5 shall survive the termination of all Commitments and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 6.    GENERAL PROVISIONS APPLICABLE TO LOANS

                  6.1 Interest Rates and Payment Dates.

                        (a) Each Eurodollar Loan shall bear interest for each
            day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Loan for such Interest Period plus the Applicable Margin for such Loan in effect on the first day of such Interest Period.

                        (b) Each Base Rate Loan shall bear interest at a rate
            per annum equal to the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; provided, that each Base Rate Loan which is a Swing Line Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time.

                        (c) If all or a portion of (i) the principal amount of
            any Loan or Reimbursement Obligation, (ii) any interest payable thereon, (iii) any unused fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue interest, unused fee or other amount shall bear interest at a rate per annum equal to (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, (y) in the case of Reimbursement Obligations, the rate applicable to Revolving Credit Loans that are Base Rate Loans plus 2% or (z) in the case of any such overdue interest, unused fee or other amount, the rate described in paragraph (b) of this Section plus 2%, in each case from the date of such non-payment until such overdue amount is paid in full (as well after as before judgment).

                        (d) Interest shall be payable in arrears on each
            Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on the earlier of the next succeeding Interest Payment Date and demand therefor.

                  6.2      Repayment of Loans.

                        (a) The Borrower shall repay to the Administrative
            Agent for the ratable account of the Term Loan Lenders on the Term Loan Maturity Date the aggregate principal amount of all Term Loans outstanding on such date.

                        (b) The Borrower shall repay to the Administrative
            Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

                        (c) With respect to each Swing Line Loan, the Borrower
            shall repay to the Administrative Agent for the account of the Swing Line Lender on the earlier to occur of (i) the Revolving Credit Termination Date and (ii) the date which is five Business Days following the related Borrowing Date of such Swing Line Loan, the aggregate principal amount of such Swing Line Loan outstanding on such date; provided, that unless the Borrower has otherwise repaid such Swing Line Loan, such Swing Line Loan shall be automatically repaid when due with the proceeds of Revolving Credit Loans in accordance with Section 4.2.

                  6.3      Conversion and Continuation Options.

                        (a) The Borrower may elect from time to time to Convert
            Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election; provided, that any such Conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be Converted as provided herein; provided, that (i) no Loan may be Converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a Conversion is not appropriate, (ii) any such Conversion may only be made if, after giving effect thereto, Section 6.4 shall not have been contravened, (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of Conversions of Revolving Credit Loans) or the Term Loan Maturity Date (in the case of Conversions of Term Loans) and (iv) the Borrower may not select any Interest Period for a Eurodollar Loan that has a duration of more than one month during the period from the date of this Agreement until March 1, 2001 (or such earlier date as shall be specified in its sole discretion by the Arranger in a written notice to the Borrower and the Lenders).

                        (b) Any Eurodollar Loans may be Continued as such upon
            the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Eurodollar Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a Continuation is not appropriate, (ii) if, after giving effect thereto, Section 6.4 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of Continuations of Revolving Credit Loans) or the Term Loan Maturity Date (in the case of Continuations of Term Loans) and provided, further, that if the Borrower shall fail to give such notice or if such Continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  6.4 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to at least $1,000,000 and in no event shall there be more than six Eurodollar Tranches outstanding at any time.

                  6.5      Optional Prepayments.

                        (a) The Borrower may, on the last day of any Interest
            Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty (except as set forth in Section 6.5(b)(iii), upon at least three Business Days' irrevocable notice, in the case of any Eurodollar Loan, or one Business Day's notice, in the case of any Base Rate Loan, to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; provided, that prepayments of the Term Loans made prior to the second anniversary of the Refinancing Closing Date may only be made in whole, but not in part. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

                        (b) All prepayments under Section 6.5(a) shall be made
            together with (i) in the case of any such prepayment of a Eurodollar Loan, accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid, (ii) in the case of any such prepayment of a Eurodollar Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Loan pursuant to Section 6.13 and (iii) in the case of any such prepayment of any Term Loan, a prepayment fee equal to the percentage of the aggregate principal amount so prepaid set forth opposite the date of the prepayment referred to below:

         ------------------------------------   ----------------------------

              Prepayments Made                           Percentage
         ------------------------------------   ----------------------------
         ------------------------------------

         From and including  the Refinancing     Yield Maintenance Premium
         Closing Date to the second
         anniversary of the Refinancing
         Closing Date
         ------------------------------------   ----------------------------
         From and including the second                       2%
         anniversary of the Refinancing
         Closing Date to but not including
         third anniversary of the Refinancing
         Closing Date
         ------------------------------------   ----------------------------
         From and including the third                        1%
         anniversary of the Refinancing
         Closing Date to but not including
         fourth anniversary of the
         Refinancing Closing Date
         ------------------------------------   ----------------------------
         Thereafter                                          0%
         ------------------------------------   ----------------------------

                  6.6      Mandatory Prepayments.

                        (a) If on any date on which a Borrowing Base
            Certificate is delivered to the Administrative Agent, Consolidated Total Indebtedness exceeds the Borrowing Base, the Borrower shall prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit (or, if no Revolving Credit Loans or Letters of Credit are outstanding at such time, the Term Loans) in an amount equal to the amount of such excess no later than one Business Day immediately following the date of delivery of such Borrowing Base Certificate.

                        (b) If on any date the Aggregate Outstanding RC
            Extensions of Credit exceeds the Revolving Credit Commitments, the Borrower shall immediately prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit in an amount equal to the amount of such excess.

                        (c) The Borrower shall, on the date of receipt of the
            Net Proceeds by the Borrower or any of its Subsidiaries from (i) the sale, lease, transfer or other disposition of any property or assets of the Parent or any of its Subsidiaries (other than any property or assets expressly permitted to be sold, leased, transferred or otherwise disposed of pursuant to clause (a), (b),
            (c) or (f) of Section 10.5), (ii) the incurrence or issuance by the Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 10.2), (iii) the issuance or sale by the Parent or any of its Subsidiaries of any Capital Stock therein, or any capital contribution made to the Parent or the Borrower and (iv) any Extraordinary Receipt received by or paid to or for the account of the Parent or any of its Subsidiaries and not otherwise included in subclause (i), (ii) or (iii) of this Section 6.6(c), prepay an aggregate principal amount of the Loans in an amount equal to 100% of the amount of such Net Proceeds. Each prepayment of Loans pursuant to this Section 6.6(c) shall be applied (A) at any time prior to the second anniversary of the Refinancing Closing Date, to the prepayment of the Revolving Credit Loans and/or to cash collateralize or replace Letters of Credit, and (B) at any time thereafter first to outstanding principal of the Term Loans until paid in full and second to the prepayment of the Revolving Credit Loans and/or to cash collateralize or replace Letters of Credit.

                        (d) Prepayments of the Revolving Credit Loans made
            pursuant to Sections 6.6(a), (b) or (c) first, shall be applied to reimburse all drawings on Letters of Credit outstanding at such time until all such drawings have been reimbursed in full, second, shall be applied to prepay Swing Line Loans outstanding at such time until all such Swing Line Loans have been paid in full, third, shall be applied to prepay Revolving Credit Loans comprising part of the same Tranches and outstanding at such time until all Revolving Credit Loans have been paid in full and, fourth, shall be deposited into the L/C Cash Collateral Account to cash collateralize the undrawn portion of all outstanding Letters of Credit; and, in the case of any prepayments of the Revolving Credit Loans made pursuant to Section 6.6(c), the amount remaining, if any, after the prepayment in full of all Revolving Credit Loans outstanding at such time and the full cash collateralization of the undrawn portion of all outstanding Letters of Credit at such time (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively , the "Reduction Amount") may be retained by the Borrower for use in the ordinary course of its business and the Revolving Credit Facility shall automatically and permanently be reduced as set forth in Section 3.4(b)(ii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the Issuing Lender or the Revolving Credit Lenders, as applicable.

                        (e) All prepayments under this Section 6.6 shall be
            made together with (i) in the case of any such prepayment of a Eurodollar Loan, accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid, (ii) in the case of any such prepayment of a Eurodollar Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Loan pursuant to Section 6.13 and (iii) in the case of any such prepayment of any Term Loan, a prepayment fee equal to the percentage of the aggregate principal amount so prepaid set forth opposite the date of the prepayment referred to below:

         -----------------------------------    -----------------------------
              Prepayments Made                           Percentage
         -----------------------------------    -----------------------------
         From and including  the Refinancing     Yield Maintenance Premium
         Closing Date to the second
         anniversary of the Refinancing
         Closing Date
         -----------------------------------    -----------------------------
         From and including the second                       2%
         anniversary of the Refinancing
         Closing Date to but not including
         third anniversary of the Refinancing
         Closing Date
         -----------------------------------    -----------------------------
         From and including the third                        1%
         anniversary of the Refinancing
         Closing Date to but not including
         fourth anniversary of the
         Refinancing Closing Date
         -----------------------------------    -----------------------------
         Thereafter                                          0%
         -----------------------------------    -----------------------------

                  6.7      Payments and Computation of Interest and Fees.

                        (a) The Borrower shall make each payment hereunder and
            under the Notes, irrespective of any right of counterclaim, deduction or set-off, not later than 10:00 A.M., Chicago, Illinois time, on the day when due in U.S. dollars to the Administrative Agent at the account designated by the Administrative Agent in immediately available funds, with payments received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
            (i) if such payment by the Borrower is in respect of principal, interest, unused fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the accounts of their respective Applicable Lending Offices in accordance with their respective Pro Rata Share of the amounts of such respective Obligations payable to such Lenders at such time and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder solely to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
            Section 13.6, from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                        (b) The Borrower hereby authorizes each Lender, if and
            to the extent payment owed to such Lender is not made when due hereunder or under any of the other Loan Documents to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                        (c) All computations of interest, fees and Letter of
            Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                        (d) Whenever any payment hereunder or under the Notes
            shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or unused fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                        (e) Unless the Administrative Agent shall have received
            notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such date an amount equal to the amount due such Lender on such date. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                        (f) Whenever any payment received by the Administrative
            Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order of priority:

                                    (i) first, to the payment of all of the
                        fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date;

                                    (ii) second, to the payment of all of the
                        fees, indemnification payments, costs and expenses that are due and payable to the Issuing Lender and the Swing Line Lender (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Lender and the Swing Line Lender on such date;

                                    (iii) third, to the payment of all of the
                        indemnification payments, costs and expenses that are due and payable to the Lenders under Section 13.5 hereof and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                                    (iv) fourth, to the payment of all of the
                        amounts that are due and payable to the Administrative Agent and the Lenders under Sections 6.11, 6.12 and
                        6.13 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;

                                    (v) fifth, to the payment of all of the
                        fees that are due and payable to the Lenders pursuant to Section 3.3 on such date, ratably based upon the respective aggregate Revolving Credit Commitments of the Lenders on such date;

                                    (vi) sixth, to the payment of all of the
                        accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders pursuant to Section 6.1(c) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

                                    (vii) seventh, to the payment of all of the
                        other accrued and unpaid interest on the Loans that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

                                    (viii) eighth, to the payment of the
                        principal amount of all of the outstanding Loans that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lenders on such date; and

                                    (ix) ninth, to the payment of all other
                        Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Lenders on such date.

         If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lenders Pro Rata Share of the sum of (A) the aggregate principal amount of all Loans outstanding at such time and
         (b) the aggregate face amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lenders as the Administrative Agent shall direct.

                  6.8 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                        (a) the Administrative Agent shall have determined
            (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                        (b) the Administrative Agent shall have received notice
            from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the relevant Lenders (as conclusively certified by such Required Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall be Converted to or Continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be Converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or Continued as such, nor shall the Borrower have the right to Convert Loans to Eurodollar Loans.

                  6.9 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time (other than pursuant to Section 6.11, 6.12, 6.13, 13.5 or 13.6) to (ii) the aggregate amount of the Obligations due and payable to all Lenders at such time) of payments on account of the Obligations due and payable to all Lenders under or in respect of this Agreement and the other Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time (other than pursuant to Section 6.11, 6.12, 6.13, 13.5 or 13.6) to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under or in respect of this Agreement and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders under or in respect of this Agreement and the other Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (A) the purchase price paid to such Lender to (B) the aggregate purchase price paid to all Lenders) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (1) the amount of such other Lender's required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; provided, further, that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Lender in respect of any particular class of Loan shall be shared on a pro rata basis only with other Lenders holding such class of Loan. The Borrower hereby agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section
6.9 may, to the fullest extent permitted under applicable law, exercise all its rights of payment (including the right of setoff) with respect to such an interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such an interest or participating interest.

                  6.10 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, Continue Eurodollar Loans as such and Convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 6.13.

                  6.11 Requirements of Law.

                        (a) If the adoption of or any change in any Requirement
            of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                                    (i) shall subject any Lender to any tax of
                        any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 6.12 and changes in the rate of tax on the overall net income of such Lender);

                                    (ii) shall impose, modify or hold
                        applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                                    (iii) shall impose on such Lender any other
                        condition;

            and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Converting into, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                        (b) If any Lender shall have determined that the
            adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                        (c) If any Lender becomes entitled to claim any
            additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted in reasonable detail by such Lender to the

            Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of all Commitments and the payment of the Loans and all other amounts payable hereunder.

                  6.12     Taxes.

                        (a) All payments made by the Borrower under this
            Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of all Commitments and the payment of the Loans and all other amounts payable hereunder.

                        (b) Each Lender that is not incorporated under the laws
            of the United States of America or a state thereof shall:

                                    (i) (A) if such Lender is a "bank" within
                        the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent
                        (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, deliver (x) a certificate substantially in the form of Exhibit D (a "Non-Bank Status Certificate") and (y) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form;

                                    (ii) deliver to the Borrower and the
                        Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                    (iii) obtain such extensions of time for
                        filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Non-Bank Status Certificate, that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Code, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section; provided, that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  6.13 Indemnity. If any payment of principal of, or Conversion of, any Eurodollar Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan for any reason, or if the Borrower fails to make any payment or prepayment of a Eurodollar Loan for which a notice of prepayment has been given or that is otherwise required to be made for any reason, the Borrower shall, upon demand by such Lender (with a copy to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan and any loss of anticipated profits in connection with the reallocation of funds, as reasonably determined by such Lender in its sole discretion. The agreements in this Section shall survive the termination of all Commitments and the payment of the Loans and all other amounts payable hereunder.

                  6.14     Lending Offices; Change of Lending Office.

                        (a) Loans of each Type made by any Lender shall be made
            and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                        (b) Each Lender agrees that if it makes any demand for
            payment under Section 6.11 or 6.12(a), or if any adoption or change of the type described in Section 6.10 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different Applicable Lending Office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 6.11 or 6.12(a), or would eliminate or reduce the effect of any adoption or change described in Section 6.10.

                  6.15 Extension of Revolving Credit Termination Date and Term Loan Maturity Date.

                        (a) At any time at least 60 days but not more than 90
            days prior to each anniversary of the date of this Agreement, the Borrower, by written notice to the Administrative Agent, may request an extension of the scheduled Revolving Credit Termination Date then in effect for an additional one-year period. At any time at least 60 days but not more than 90 days prior to the scheduled Term Loan Maturity Date, the Borrower, by written notice to the Administrative Agent, may request an extension of such Term Loan Maturity Date for an additional one-year period; provided, that the Borrower may request no more than two extensions of the Term Loan Maturity Date pursuant to this Section 6.15.

                        (b) The Administrative Agent shall promptly (and in any
            event within five Business Days) notify each Applicable Lender of any extension request made by the Borrower pursuant to Section 6.15(a), and each Applicable Lender shall in turn, in its sole discretion, not later than 30 days following receipt of such notice, notify the Administrative Agent in writing as to whether such Applicable Lender will consent to such extension. If any Applicable Lender shall fail to notify the Administrative Agent in writing of its consent (or refusal to consent) to, any such extension of the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, by the end of such 30 day period, such Applicable Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower in writing upon expiration of such 30 day period of the decision of the Applicable Lenders regarding the Borrower's request for an extension of such Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable. It is understood and agreed that no Applicable Lender shall have any obligation whatsoever to agree to any request made by the Borrower for an extension of the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable.

                        (c) If Applicable Lenders holding at least 90% of the
            Pro Rata Share of the aggregate Revolving Credit Exposure or aggregate Term Loan Credit Exposure at such time, as applicable, (after giving effect to any assumptions of the Revolving Credit Commitments or Term Loans, as applicable, of Non-Consenting Lenders (as defined below) in accordance with subsection (d) of this
            Section 6.15) consent in writing to any such request in accordance with subsection (b) of this Section 6.15, the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, in effect at such time shall, upon fulfillment of the conditions set forth in Section 8.3 and upon payment by the Borrower to the Administrative Agent for the ratable benefit of the Applicable Lenders of an extension fee to be agreed upon at the time of such extension, effective as of the then current Revolving Credit Termination Date or Term Loan Maturity Date, as applicable, (the "Extension Date") be extended for a period of one year as to those Applicable Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, is not extended as to any Applicable Lender pursuant to this Section
            6.15 and the Revolving Credit Commitment, Revolving Credit Loans or Term Loans, as applicable of such Applicable Lender are not assumed in accordance with subsection (d) of this Section 6.15 on or prior to the applicable Extension Date, the Revolving Credit Commitment, Revolving Credit Loans or Term Loans, as applicable, of such Non-Consenting Lender shall automatically terminate or become due and payable, as applicable, in whole on such unextended Revolving Credit Termination Date or Term Loan Maturity Date, as applicable, without any further notice or other action by the Borrower, such Applicable Lender or any other Person.

                        (d) If less than all of the Applicable Lenders consent
            to any such request pursuant to subsection (b) of this Section 6.15, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees to assume, effective as of the Extension Date, any Non-Consenting Lender's Revolving Credit Commitment and Revolving Credit Loans or its Term Loans, as applicable, and all of the rights and obligations of such Non-Consenting Lender under this Agreement thereafter arising in respect of such Revolving Credit Commitment, Revolving Credit Loans or Term Loans, as applicable, (each Eligible Assignee assuming the Revolving Credit Commitment, Revolving Credit Loans or Term Loans, as applicable, of one or more Non-Consenting Lenders pursuant to this Section 6.15 being an "Extension Assuming Lender"), without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the Revolving Credit Commitment or Term Loans, as applicable, of any such Extension Assuming Lender, when aggregated with other existing Credit Exposure of such Person, shall in no event be less than $10,000,000 unless the Revolving Credit Commitment or Term Loans, as applicable of such Non-Consenting Lender hereunder at such time is less than $10,000,000, in which case such Extension Assuming Lender shall assume all of such lesser amount; and provided, further, that:

                                    (i) the Consenting Lenders and Extension
                        Assuming Lenders shall collectively have paid to the Non-Consenting Lenders the aggregate principal amount of, and any interest accrued and unpaid to the effective date of such assumption on, the outstanding Revolving Credit Loans or Term Loans, as applicable, if any, of such Non-Consenting Lenders;

                                    (ii) any accrued and unpaid fees owing to
                        such Non-Consenting Lenders as of the effective date of such assumption, and all additional cost and expense reimbursements and indemnification payments payable to such Non-Consenting Lenders, and all other accrued and unpaid amounts owing to such Non-Consenting Lenders, and all other accrued and unpaid amounts owing to such Non-Consenting Lenders under this Agreement and the Revolving Credit Notes or Term Notes, as applicable, as of the effective date of such assumption, shall have been paid to such Non-Consenting Lenders by the Borrower or such Consenting Lenders and Extension Assuming Lenders; and

                                    (iii) with respect to any such Extension
                        Assuming Lender, the applicable processing and recordation fee required under Section 13.6 shall have been paid.

                        (e) At least three Business Days prior to each
            Extension Date, (A) each such Extension Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an assignment and assumption agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent and duly executed by such Extension Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent,
            (B) each such Consenting Lender, if any, shall have delivered written confirmation satisfactory to the Borrower and the Administrative Agent as to any increase in the amount of its Revolving Credit Commitment or Term Loans, as applicable, resulting from its assumption of one or more Revolving Credit Commitments or Term Loans, as applicable, of the Non-Consenting Lenders and (C) each Non-Consenting Lender being replaced pursuant to this Section 6.15(d) shall have delivered to the Administrative Agent, to be held in escrow on behalf of such Non-Consenting Lender until the payment in full of all amounts owing to such Non-Consenting Lender under clauses (i) through (iii) of this Section 6.15(d), any Revolving Credit Note or Term Notes, as applicable, held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of this Section 6.15(d), each such Consenting Lender or Extension Assuming Lender, as of the Extension Date, will be substituted for the applicable

            Non-Consenting Lenders under this Agreement and shall be an Applicable Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of any of the other Applicable Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                        (f) Any Non-Consenting Lender's rights under Sections
            6.11, 6.12, 6.13, 13.5 or 13.6, and its obligations under Section 12.7, shall survive the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, for such Applicable Lender as to matters occurring prior to such Extension Date.

                        (g) All references in this Agreement and in the Notes
            to the "Revolving Credit Termination Date" or the "Term Loan Maturity Date", as applicable, shall, with respect to each Consenting Lender and each Assuming Lender for each Extension Date, refer to the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, as so extended. Promptly following the effectiveness any extension contemplated by this Section 6.15, the Administrative Agent shall notify the Applicable Lenders (including, without limitation, each Extension Assuming Lender) of such extension and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Extension Assuming Lender.

                  6.16 Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent such fees as may from time to time be agreed upon between the Borrower and the Administrative Agent.

                  SECTION 7.    REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and to issue the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  7.1      Financial Condition.

                        (a) The consolidated balance sheet of the Borrower and
            its Subsidiaries as at October 31, 2000 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, accompanied by an unqualified opinion of BDO Siedman, copies of which have heretofore been furnished to each Lender, have been prepared in accordance with GAAP applied consistently throughout the period covered thereby and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its Subsidiaries for the fiscal year then ended.

                        (b) The pro forma consolidated balance sheet of the
            Borrower and its Subsidiaries as at October 31, 2000, certified by a Responsible Officer of the Borrower, a copy of which has been provided to each Lender, fairly presents the pro forma adjustments to the financial condition of the Borrower and its Subsidiaries as of such date, after giving effect to each aspect of the Transactions to be consummated on the Acquisition Closing Date as if such Transactions had occurred on such date.

                        (c) The projections of consolidated balance sheets and
            statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries delivered to the Lenders prior to the date of this Agreement or pursuant to Section 9.1(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                  7.2 No Change. Since October 31, 2000, there has been no development or event which has had or could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  7.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to enter into each of the Transactions, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the case of clauses (c) and (d) of this Section, to the extent that the failure to be so qualified or to comply therewith could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Engle Acquisition and the Merger have been consummated in accordance with the Engle Acquisition Documents and applicable Requirements of Law.

                  7.4      Power; Authorization; Enforceable Obligations.

                        (a) The Borrower and each Subsidiary (i) has the
            corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and to perform all of the Transactions to which it is a party and (ii) has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to perform all of the Transactions to which it is a party.

                        (b) No consent or authorization of, filing with, notice
            to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, the Transactions or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party.

                        (c) This Agreement has been, and each other Loan
            Document to which it is a party will be, duly executed and delivered on behalf of the Borrower and, in the case of Loan Documents to which it is a party, each Subsidiary of the Borrower.

                        (d) This Agreement constitutes, and each other Loan
            Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and, in the case of Loan Documents to which it is a party, each of its Subsidiaries, enforceable against the Borrower and each of its Subsidiaries in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         7.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or any of its Subsidiaries is a party, the borrowings hereunder, the performance by the Borrower or any of its Subsidiaries of the Transactions and the use of the proceeds thereof will not violate any Requirement of Law or Obligation of the Borrower or of any of its Subsidiaries (other than the occurrence of a "Change of Control" under, and as defined in, the Senior Notes Documents requiring the making of an offer to repurchase the outstanding Senior Notes, which offer will be effected no later than 75 days after the consummation of the Engle Acquisition), and will not result in, or require, the creation or imposition of any Lien on the property or revenues of the Borrower or any of its Subsidiaries, other than any Lien in favor of the Guaranteed Parties or the Administrative Agent on behalf of the Guaranteed Parties.

         7.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, is threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the Transactions or (b) which could, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Obligations in any respect which could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

         7.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and defeasible title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Liens other than any Permitted Lien.

         7.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

         7.10 No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement, mortgage, deed of trust, lease, instrument or other agreement or is subject to any restriction in its Governing Documents or any other corporate or organizational restrictions that could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

         7.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         7.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

         7.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         7.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         7.15 Subsidiaries. Except as disclosed to the Administrative Agent and the Lenders in writing from time to time after the date of this Agreement,
Schedule 7.15(a) sets forth the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.
Schedule 7.15(b) sets forth the name of each Significant Subsidiary of the Borrower as of the date hereof. As of the date hereof, the Significant Subsidiaries, together with the Borrower, represent at least 90% of each of the total assets and the Consolidated Net Income of the Borrower and its Subsidiaries.

         7.16 Accuracy and Completeness of Information. Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent, the Arranger or any Lender in connection with any aspect of the Transactions or the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents (other than any information, exhibit or report generated by the Administrative Agent, the Arranger, any Lender, the administrative agent under the Acquisition Bridge Facility Documents or any

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

lender under the Acquisition Bridge Facility Documents and relating to the terms of the Loan Documents or the Acquisition Bridge Facility Documents or the structure of the financings contemplated hereby or thereby) contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which any such statements were made, not misleading.

         7.17 Labor Relations. No Loan Party is engaged in any unfair labor practice which could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect. There is (a) no unfair labor practice compliant pending or, to the best knowledge of each Loan Party and each of the Subsidiaries, threatened against a Loan Party before the National Labor Relations Board which could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party; and (c) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.

         7.18 Insurance. Each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 7.18, which insurance meets the requirements of Section 9.4 as of the date hereof and the Acquisition Closing Date.

         7.19 Solvency. After giving effect to the consummation of the refinancing of the Senior Notes and to the incurrence of all Indebtedness and obligations being incurred on or prior to such date in connection herewith and therewith and after giving effect to the making of each Loan and the issuance of each Letter of Credit, (i) the amount of the "present fair saleable value" of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all "liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured,
(iii) neither the Borrower nor the Borrower and its Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section 7.19, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         7.20 Purpose of Loans. The proceeds of the Term Loans shall be used to refinance the Senior Notes and to pay fees and expenses incurred in connection herewith. The proceeds of the Revolving Credit Loans shall be used (a) on the Refinancing Closing Date, to refinance the Senior Notes, to refinance other existing Indebtedness of the Borrower and its Subsidiaries and to pay fees and expenses incurred in connection with the Transactions (including, without limitation, the cost of extinguishing employee stock options of the Borrower), and (b) thereafter, to finance the working capital requirements of the Borrower and its subsidiaries in the ordinary course of business and for other general corporate purposes).

         7.21 Environmental Matters.

                  (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a material violation of, or (ii) could reasonably be expected to give rise to material liability under, any Environmental Law;

                  (b) the Properties and all operations at the Properties are in compliance, and have in the last three years been in compliance, in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof;

                  (c) neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to material liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

                  (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business; and

                  (f) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to material liability under Environmental Laws.

         SECTION 8. CONDITIONS PRECEDENT

         8.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial Loan requested to be made by it and the agreement of the Issuing Lender to issue the initial Letter of Credit is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit, as the case may be, on the Acquisition Closing Date (which date shall occur on or prior to February 28, 2001), of the conditions precedent set forth in Section 8.3 and of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received:

                           (i) this Agreement, executed and delivered by a duly
                  authorized officer of the Borrower, with a counterpart for each Lender;

                           (ii) for the account of each Term Loan Lender, a Term
                  Loan Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower;

                           (iii) for the account of each Revolving Credit
                  Lender, a Revolving Credit Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower;

                           (iv) for the account of the Swing Line Lender, a
                  Swing Line Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower;

                           (v) the Guarantee, executed and delivered by a duly
                  authorized officer of the Parent and each Subsidiary of the Borrower, with a counterpart or a conformed copy for each Lender; and

                           (vi) the Intercreditor Agreement, executed and
                  delivered by a duly authorized officer of the Administrative Agent, the Lenders, the administrative agent under the Acquisition Bridge Facility Documents and the lenders under the Acquisition Bridge Facility Documents.

                  (b) Engle Acquisition and Merger. The Administrative Agent shall have received true and complete copies of all Engle Acquisition Documents, in each case in the form delivered to the Lenders prior to the date of this Agreement or with only such amendments, supplements and modifications thereto as shall be reasonably acceptable to the Required Lenders. The Engle Acquisition and the Merger shall have been consummated in accordance with the terms of the Engle Acquisition Documents and all applicable Requirements of Law and the Administrative Agent shall have received evidence reasonably satisfactory to it to that effect, including, without limitation, evidence of the completion of the tender offer for the shares of Capital Stock of the Borrower and the effectiveness of the Merger.

                  (c) Acquisition Bridge Loans. The Administrative Agent shall have received true and complete copies of all Acquisition Bridge Facility Documents, in each case in the form delivered to the Lenders prior to the date of this Agreement or with only such amendments, supplements and modifications thereto as shall be reasonably acceptable to the Required Lenders. Each of the Acquisition Bridge Facility Documents shall have been duly executed and delivered by each of the Persons intended to be a party thereto, and TO USA shall have received the proceeds of the Acquisition Bridge Loans in an aggregate principal amount of not less than $135,000,000 and shall have distributed such proceeds to Acquisition Corp., through the Parent, in connection with the Engle Acquisition.

                  (d) Subordinated Debt. The Administrative Agent shall have received true and complete copies of all Subordinated Debt Documents, in each case in the form delivered to the

         Lenders prior to the date of this Agreement or with only such amendments, supplements and modifications thereto as shall be reasonably acceptable to the Required Lenders. Each of the Subordinated Debt Documents shall have been duly executed and delivered by each of the Persons intended to be a party thereto, and TO USA shall have received the proceeds of the Subordinated Debt in an aggregate principal amount of not less than $85,000,000 and shall have distributed such proceeds to Acquisition Corp., through the Parent, in connection with the Engle Acquisition.

                  (e) Refinancing. The Administrative Agent shall have received true and complete copies of all Senior Note Documents and all documentation for all other Indebtedness of the Borrower and its Subsidiaries listed on Schedule 10.2, in each case in the form delivered to the Lenders prior to the date of this Agreement or with only such amendments, supplements and modifications thereto as shall be reasonably acceptable to the Required Lenders. All Indebtedness of the Borrower (other than the Indebtedness listed on Schedule 10.2) existing as of the date hereof shall have been or shall concurrently with the funding of the initial Loans or issuance of the initial Letters of Credit be repaid in full, all documents relating thereto and obligations thereunder shall have been or shall be terminated and any Liens existing in respect thereof shall be released pursuant to documentation in form and substance satisfactory to the Administrative Agent.

                  (f) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party (other than any Subsidiary which is not a Significant Subsidiary) authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and
         (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Acquisition Closing Date, which certificate shall be substantially in the form of Exhibit E and otherwise in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party (other than any Subsidiary of the Borrower which is not a Significant Subsidiary), which certificate shall be substantially in the form of Exhibit E and otherwise in form and substance reasonably satisfactory to the Administrative Agent, dated the Acquisition Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (h) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws, or equivalent Governing Documents, of each Loan Party (other than any Subsidiary of the Borrower which is not a Significant Subsidiary), certified as of the Acquisition Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, which certificate shall be substantially in the form of Exhibit E and otherwise in form and substance reasonably satisfactory to the Administrative Agent. No Governing Document of any Loan Party has been modified since the date of the applicable resolutions referred to in
         Section 8.1(f).

                  (i) Good Standing Certificates. The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (other than any Subsidiary of the Borrower which is not a Significant Subsidiary) (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

                  (j) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 7.4, and
         (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

                  (k) Fees. The Administrative Agent shall have received the fees to be received on the Acquisition Closing Date.

                  (l) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                           (i) the executed legal opinion of Vinson & Elkins
                  LLP, counsel to the Loan Parties, substantially in the form of Exhibit F-1;

                           (ii) the executed legal opinion of Greenberg Traurig,
                  special counsel to the Loan Parties with respect to [LIST NECESSARY LOCAL COUNSEL STATES], substantially in the form of Exhibit F-2;

                           (iii) the executed legal opinion of Holland & Knight,
                  special counsel to the Loan Parties with respect to [LIST NECESSARY LOCAL COUNSEL STATES], substantially in the form of Exhibit F-3; and

                           (iv) the executed legal opinion of Vinson & Elkins
                  LLP, special counsel to the Loan Parties with respect to bankruptcy matters relating to the non-consolidation of TO USA and the Parent in the event of a bankruptcy or insolvency proceeding, substantially in the form of Exhibit F-4;

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (m) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each Loan Party (other than any Subsidiary of the Borrower which is not a Significant Subsidiary), and the results of such search shall be satisfactory to the Administrative Agent.

                  (n) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 9.4 hereof shall have been satisfied.

                  (o) Management Employment Agreements. The Administrative Agent shall have received true and complete copies of all employment agreements relating to senior management of the Loan Parties, in each case in the form delivered to the Lenders prior to the date of this Agreement or with only such amendments, supplements and modifications thereto as shall be reasonably acceptable to the Required Lenders.

                  (p) Tax Sharing Agreement. The Administrative Agent shall be reasonably satisfied with all tax sharing arrangements relating to the Loan Parties, TO USA and any other Subsidiary of TO USA.

                  (q) L/C Cash Collateral Account. The Borrower shall have established the L/C Cash Collateral Account with the Administrative Agent and all actions necessary or advisable in the reasonable judgement of the Administrative Agent in order to perfect its security interest therein shall have been completed to the reasonable satisfaction of the Administrative Agent.

                  (r) No Material Adverse Effect. Since October 31, 2000, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect; provided, that, for purposes of this condition, a Material Adverse Effect shall not be deemed to have occurred solely as a result of (i) changes in GAAP, (ii) the proposal, passage or implementation of any legislation adopting growth initiatives in the home building industry in one or more jurisdictions within the United States or (iii) changes in general economic conditions (including, without limitation, changes in interest rates).

         8.2 Conditions to Loans on the Refinancing Closing Date. The agreement of each Term Loan Lender to make the Term Loans requested to be made by it and the agreement of each Revolving Credit Lender to make the Revolving Credit Loans requested to be made by it in connection with the refinancing of the Senior Notes is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Refinancing Closing Date, of the conditions precedent set forth in Sections 8.1 and 8.3 and of the following conditions precedent:

                  (a) Refinancing. All or such portion of the Senior Notes as have been submitted for the repurchase by the holders thereof in accordance with the Senior Notes Documents shall immediately upon the funding of the Term Loans and the Revolving Credit Loans to be made on the Refinancing Closing Date, be repaid in full.

                  (b) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings required in order to consummate the refinancing of such Senior Notes and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

         8.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan and the Loans to be made on the Refinancing Closing Date), the agreement of the Issuing Lender to issue any Letter of Credit (including, without limitation, the initial issuance of a Letter of Credit) and the agreement of each Revolving Credit Lender to agree to a Commitment Increase is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents (other than Section 7.2, solely in the case of the initial extension of credit hereunder) shall be true and correct in all material respects on and as of such date, before and after giving effect to the extensions of credit to be made on such date and to the application of the proceeds therefrom, as though made on and as of such date (except for any such representations or warranties that, by their terms, refer to a specific date other than the date of such extensions of credit, in which case as of such specific date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or shall result from the extensions of credit to be made on such date or from the application of the proceeds therefrom.

                  (c) Borrowing Base. After giving effect to all Loans and Letters of Credit requested to be made on such date, the Borrowing Base at such time (as reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent) shall be greater than or equal to Consolidated Total Indebtedness at such time.

                  (d) Additional Matters. The Administrative Agent shall have received such other approvals, opinions, documents and information as the Administrative Agent or any relevant Lender though the Administrative Agent shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 8.3 have been satisfied.

         8.4 Determinations Under Sections 8.1 and 8.2. For purposes of determining compliance with the conditions specified in Sections 8.1 and 8.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Acquisition Closing Date or the Refinancing Closing Date, as the case may be, specifying its objection thereto and, if the extensions of credit to be made on each such date consists of making Loans, such Lender shall not have made available to the Administrative Agent such Lender's Pro Rata Share of such Loans.

         SECTION 9. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries and (in the case of Section 9.11, each of the other Loan Parties) to:

         9.1 Financial Statements and Related Information. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower and its Subsidiaries, including therein the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year of the Borrower, accompanied by an unqualified opinion or an opinion otherwise reasonably acceptable to the Required Lenders of BDO Siedman or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the immediately preceding fiscal year;

                  (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) of this Section 9.1, a certificate of a Responsible Officer (i) stating that the consolidated financial statements of the Borrower and its Subsidiaries delivered with such certificate (A) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the last day of the applicable fiscal quarter or fiscal year, as the case may be, and the consolidated results of operations and cash flow of the Borrower and its Subsidiaries for the applicable fiscal quarter or fiscal year, and (B) subject, in the case of financial statements delivered pursuant to Section 9.1(b), to the requirements for footnotes and normal end of year audit adjustments, have been prepared in accordance with GAAP (or a reconciliation statement has been delivered together therewith conforming such consolidated financial statements to GAAP), (ii) no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, the period of time such Default or Event of Default has existed and been continuing and the action that the Borrower has taken and/or proposes to take with respect thereto, (iii) setting forth a schedule of the computations used by the Borrower in determining compliance with the covenants contained in Section 10.1, 10.4(f), 10.6(c), 10.6(d), 10.7(d)
         and 10.7(h) and demonstrating the pro forma availability under Section 10.6(c) and 10.6(d) and (iv) comparing actual financial results to projected performance for such period, with a detailed discussion of any variances;

                  (d) as soon as available and in any event within 15 days following the end of each calendar month, a Borrowing Base Certificate showing the Borrowing Base as of the last day of such month, certified as complete and correct by a Responsible Officer;

                  (e) as soon as available and in any event not later than 30 days prior to July 1 and January 1 of each year, projections prepared by management of the Borrower of the consolidated balance sheets and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the next 12-month period, such projections to be prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represent, at the time of delivery, the Borrower's best estimate of its future financial performance;

                  (f) as soon as available and in any event not later than the first day of each calendar quarter, (i) a summary, in form and substance reasonably satisfactory to the Administrative Agent, as to the Borrower and its Subsidiaries which are Loan Parties, of all construction in progress, land development activity and operations of all residential projects owned, wherever located, (ii) a land inventory analysis report, in form and substance reasonably satisfactory to the Administrative Agent, showing, as to the Borrower and each of its Subsidiaries which is a Loan Party, inventory of sold but unclosed Housing Units together with a schedule indicating (1) project name, (2) location, (3) number of lots/units, (4) closed lots/units, (5) remaining lots/units, (6) lots/units completed or under construction (segregated by sold, spec and model lots/units), (7) lots/units sold but not started, (8) lots/units under contract and (9) lots/units not sold and not under construction and (iii) a report of quarterly sales, on a homebuilding divisional basis, in form and substance reasonably satisfactory to the Administrative Agent;

                  (g) promptly upon receipt thereof, copies of all "management letters" submitted to the Parent or any of its Subsidiaries by any independent public accountants of the Parent or any of its Subsidiaries in connection with each annual audit of its financial statements made by such accountants;

                  (h) promptly and in any event within five Business Days after the sending or filing thereof, copies of all proxy statements, financial statements, change reports and other reports that the Parent or any of its Subsidiaries sends to its stockholders, partners or members (or equivalent persons thereto), and copies of all regular, periodic and special reports and information forms, and all registration statements, prospectuses and information memoranda, that the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national or international securities exchange, and copies of all private placement or offering memoranda pursuant to which securities of the Parent or any of its Subsidiaries that are exempt from registration under the Securities Act are proposed to be issued and sold;

                  (i) promptly and in any event within three Business Days after the furnishing or receipt thereof, copies of any statement or report furnished to or received from any other holder of the securities of the Parent or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit agreement, receivables purchase agreement or similar agreement of the Parent or any of its Subsidiaries with amounts outstanding or having commitments to extend credit in an aggregate principal amount of at least $1,000,000 (including, without limitation, any amendments, waivers or consents given or requested in respect thereof and any notices of default, acceleration or redemption delivered thereunder) and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other clause of this Section 9;

                  (j) during the month of November in each calendar year, a report of a reputable insurance broker summarizing the insurance coverage in effect for the Parent and each of its Subsidiaries, specifying therein the type, carrier, amount, deductibles and co-insurance requirements and expiration dates thereof and containing such additional information as any of the Lenders, through the Administrative Agent, may reasonably request; and

                  (k) promptly, such additional financial and other information respecting the Parent or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         9.2 Compliance with Laws, Etc.

                  (a) Comply, in all material respects, with all applicable Requirements of Law, such compliance to include, without limitation, compliance with ERISA.

                  (b) Without limitation of clause (a) of this Section 9.2, (i) comply (and require all lessees and other Persons operating or occupying any of its properties to comply, in all material respects, with all of the applicable Environmental Laws and the Environmental Permits applicable to such Person or its operations or properties; (ii) obtain and renew all of the Environmental Permits necessary for the ownership or operation of their respective properties or the conduct of their respective businesses as now conducted and as proposed to be conducted; and (iii) conduct any investigation, study, sampling or testing, and undertake any cleanup, removal, remedial or other action, necessary to remove and clean up all of the Materials of Environmental Concern from any of its properties in accordance with the requirements of all applicable Environmental Laws, except, in the case of clause (ii) or (iii) of this Section 9.2(b), where the failure to obtain or renew any such Environmental Permit, to conduct any such investigation, study, sampling or testing or to undertake any such cleanup, removal, remedial or other action, either individually or in the aggregate, could not reasonably be expected (A) whether individually or in the aggregate, to have a Material Adverse Effect or (B) to subject the Borrower or any of its Subsidiaries to any criminal penalty or liability or to subject the Administrative Agent or any of the Lenders to any criminal penalty or liability or (except for nonmaterial fines for which the Administrative Agent or such Lender is fully indemnified under Section 13.5) any civil penalty or liability; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action otherwise required under this Section 9.2(b) to the extent that the amount, applicability or validity thereof is being contested in good faith and by proper proceedings diligently conducted and appropriate and adequate reserves are being maintained by the Borrower or its applicable Subsidiary with respect to such circumstances in accordance with GAAP.

         9.3 Payment of Taxes, Etc. Pay and discharge to the extent due and payable and before the same shall become delinquent, (i) all federal, state and other material taxes, assessments, reassessments, levies and other governmental charges imposed upon it or upon its property, assets, income or franchises and
(ii) all lawful claims that, if unpaid, might by law become a Lien upon its property and assets or any part thereof, provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, reassessment, levy, charge or claim the amount, applicability or validity of which is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate and adequate reserves are being maintained by the Borrower or its applicable Subsidiary in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable against its other creditors.

         9.4 Maintenance of Insurance. Maintain insurance for their respective properties, assets and businesses (i) with insurance companies or associations that have, or that have directly reinsured such insurance with insurance companies or associations that have, an A.M. Best Company claims paying ability rating of at least "A-/IX" (or the then equivalent rating) and (ii) of such types (including, without limitation, insurance against theft and fraud and against loss or damage by fire, flood, explosion or hazard of or to property and general public liability insurance), in such amounts and with such deductibles, covering such casualties and contingencies and otherwise on such terms as are at least as favorable as those usually carried by companies of established reputations engaged in similar businesses and owning similar properties and assets in the same general areas in which the Borrower or its applicable Subsidiary operates or as may otherwise be required by applicable Requirements of Law.

         9.5 Preservation of Corporate Existence, Etc. Preserve and maintain its existence, legal structure, organization, rights (statutory and pursuant to its Governing Documents), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries (a) may consummate any merger or consolidation otherwise expressly permitted under Section 10.4 and (b) may amend, supplement or otherwise modify their rights under their respective Governing Documents to the extent otherwise expressly permitted under Section 10.14; and provided, further, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any permit, license, approval, privilege or franchise if the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders or, solely in the case of any such permit, license or qualification to do business as a foreign corporation, limited partnership or limited liability company in any jurisdiction, that the loss thereof, either individually or in the aggregate, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect.

         9.6 Visitation Rights. At any reasonable time during normal business hours and upon reasonable notice and from time to time, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof (so long as such agents or representatives are or agree to be bound by the provisions of Section 13.14, to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and/or any of its Subsidiaries with any of their officers or directors and with their independent public accountants (and, in furtherance thereof, the Borrower shall deliver to any independent public accountants engaged by the Borrower or any of its Subsidiaries alter the date of this Agreement a letter from the Borrower, on behalf of itself and its Subsidiaries, advising such accountants that the Administrative Agent, on behalf of the Lenders, has been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information relating to the financial condition, operations or performance of the Borrower or any of its Subsidiaries that they may have and directing such accountants to comply with any reasonable request of the Administrative Agent for such information).

         9.7 Keeping of Books. Keep proper books of record and account in which accurate entries shall be made of all of the financial transactions and the property, assets and businesses of the Borrower and each of its Subsidiaries (including, without limitation, the establishment and maintenance of adequate and appropriate reserves) in accordance with GAAP and all applicable Requirements of Law.

         9.8 Maintenance of Properties, Etc. (i) Maintain and preserve all of its material properties that, either individually or in the aggregate, are necessary in the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, and (ii) make, from time to time, all repairs, renewals, additions, replacements, betterments and improvements of such properties that are reasonably necessary in order to permit the business and activities carried on in connection therewith to be properly conducted at all times.

         9.9 Notices. Deliver to the Administrative Agent and each Lender:

                  (a) as soon as possible and in any event within three Business Days after the occurrence of each Default or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect continuing on the date of such statement;

                  (b) promptly and in any event within five Business Days after receipt thereof, notice of any actual, pending or threatened suspension, termination or revocation of any of the Governmental Authorizations of the Parent or any of its Subsidiaries that is necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as proposed to be conducted, or any enjoinment, barring or suspension of the ability of the Parent or any such Subsidiary to conduct any of its businesses in the ordinary course.

                  (c) promptly and in any event within five Business Days after knowledge of the commencement thereof, notice of all actions, suits, investigations, litigation, arbitrations and proceedings against or affecting the Parent or any of its Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any Governmental Authority of any kind (i) that, either individually or in the aggregate, could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect or
         (ii) that could reasonably be expected to adversely affect the legality, validity, binding effect or enforceability of any aspect of the Transaction, any of the Loan Documents or any of the other transactions contemplated thereby (and, in each case, upon the reasonable request of the Administrative Agent, any other information available to the Parent or any of its Subsidiaries with respect to any of the foregoing that would enable the Administrative Agent and the Lenders to more fully evaluate such action, suit, investigation. litigation, arbitration or proceeding, unless the Parent or the applicable Subsidiary is precluded from disclosing any such report or statement pursuant to a confidentiality agreement with the applicable Governmental Authority);


                 (d) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof, notice of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;


                 (e) within ten Business Days after receipt thereof, copies of all Revenue Agent Reports (Internal Revenue Service form 886) or other written proposals of the Internal Revenue Service that propose, determine or otherwise set forth adjustments (whether positive or negative) to the United States federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(l) of the Code) of which the Borrower is a member aggregating $500,000 or more; (ii) promptly and in any event within five Business Days after the due date (after giving effect to all applicable extensions) for filing the final federal income tax return in respect of each taxable year of the Borrower, a certificate of the Borrower, duly executed by a Responsible Officer thereof, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(l) of the Code) of which the Borrower is a member has paid to the Internal Revenue Service or other relevant taxation authority the full amount that such affiliated group is required to pay in respect of United States federal income taxes for such taxable year (other than any portion of such amount which is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate and adequate reserves are being maintained in accordance with GAAP) and that the Parent and each of its Subsidiaries have received any amount payable to them, and have not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amount the Parent or such Subsidiary is required to pay, under the established tax sharing arrangements of the Parent and its Affiliates in respect of such taxable year; and (iii) promptly and in any event within ten Business Days after receipt thereof, copies of the determination of any request for a ruling or determination letter from the Internal Revenue Service or any other taxation authority or Governmental Authority regarding the actual or asserted tax liability or deficiency of the Parent or any of its Subsidiaries.

                 (f) promptly and in any event within five Business Days after the assertion or occurrence thereof:

                     (i) notice of any condition or occurrence on or arising
                 from any property owned or operated by the Borrower or any of its Subsidiaries that resulted or is alleged to have resulted in noncompliance in any material respect by the Borrower or such Subsidiary with any applicable Environmental Law or Environmental Permit;

                     (ii) any condition or occurrence on any property owned or
                 operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any material restrictions on the ownership, occupancy or use thereof or on the transferability of such property by the Borrower or its applicable Subsidiary under any Environmental Law; and

                     (iii) the taking of any removal or remedial action
                 involving material costs or liabilities in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law, any Environmental Permit or any Governmental Authority.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.


         9.10 Interest Rate Hedge Agreements. As soon as practicable and in any event not later than 60 days after the Acquisition Closing Date, implement interest rate hedging policies and practices reasonably satisfactory to the Administrative Agent and, thereafter, maintain compliance with such policies and practices.

         9.11 Covenant to Give Security. Promptly following the earlier of (i) any Default under Section 11(a) or Section 11(f) or any Event of Default or (ii) the occurrence and continuance of any "Default" or "Event of Default" (as defined in the Acquisition Bridge Facility Documents), so long as all Senior Notes shall have been repaid in full at such time and so long as TO USA shall have any Indebtedness outstanding:

                 (a) execute and deliver to the Administrative Agent for the benefit of the Guaranteed Parties, such security agreements, pledge agreements, mortgages, deeds of trust or other similar agreements (the "Requested Collateral Documents") as the Administrative Agent or the Required Lenders through the Administrative Agent shall reasonably request in order to create and perfect a valid, first priority (subject to Liens expressly permitted under Section 10.3), lien on and security interest in the assets and property of the Loan Parties designated by the Administrative Agent or the Required Lenders through the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

                 (b) deliver to the Administrative Agent all stock certificates, and other instruments evidencing certificated securities and make all filings and take all other actions reasonably requested by the Administrative Agent or the Required Lenders through the Administrative Agent in order to perfect the lien and security interest created under the Requested Collateral Documents;

                 (c) deliver to the Administrative Agent and the Lenders such other corporate documents, certificates and legal opinions as the Administrative Agent or the Required Lenders through the Administrative Agent shall reasonably request;

                 (d) deliver to the Administrative Agent all due diligence documentation and other information relating to the collateral covered by the Requested Collateral Documents as is reasonably requested by the Administrative Agent or the Required Lenders through the Administrative Agent, including, without limitation, title insurance policies, surveys, engineering reports, environmental reports, lien searches, certificates of occupancy or other permits required by applicable Requirements of Law; and

                 (e) at any time and from time to time, execute and deliver to the Administrative Agent any and all further instruments and documents and take all other actions as the Administrative Agent or the Required Lenders through the Administrative Agent may reasonably deem necessary or desirable in order to obtain the full benefits of, or to perfect and preserve the liens and security interest created under such Requested Collateral Documents.

SECTION 10. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         10.1 Financial Condition Covenants and Inventory Composition Covenants.

                 (a) Maintenance of Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of
         (i) $[______________[90% OF ACTUAL AMOUNT ON MOST RECENT FINANCIAL STATEMENTS]] plus (ii) an amount equal to 50% of Consolidated Net Income for each fiscal quarter of the Borrower ending after the date hereof other than any fiscal quarter of the Borrower for which Consolidated Net Income for such fiscal quarter is less than zero plus
         (iii) 90% of the Net Proceeds of any issuance of Capital Stock by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its wholly-owned Subsidiaries.

                 (b) Leverage Ratio. Permit the Leverage Ratio at any time to be greater than 2.50 to 1.00.

                 (c) Fixed Charge Coverage Ratio. Permit as of the last day of any Measurement Period the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period to be less than 2.00 to 1.00.

                 (d) Unsold Land Ratio. Permit at any time the ratio of
         (i) the aggregate Actual Costs of all Unsold Land at such time to
         (ii) Consolidated Tangible Net Worth at such time to be greater than 1.50 to 1.00.

                 (e) Raw Land Ratio. Permit at any time the ratio of (i) the aggregate Actual Costs of all Raw Land at such time to (ii) Consolidated Tangible Net Worth at such time to be greater than 0.20 to 1.00.

                 (f) Maximum Number of Model Homes. Permit the aggregate number of Model Homes owned by the Borrower and its Subsidiaries at any time to exceed 10% of the aggregate number of Housing Units sold by the Borrower and its Subsidiaries during the most recently ended Measurement Period.

                 (g) Maximum Number of Spec Homes. Permit the aggregate number of Spec Homes owned by the Borrower and its Subsidiaries at any time to exceed 25% of the aggregate number of Housing Units sold by the Borrower and its Subsidiaries during the most recently ended Measurement Period.

         10.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a) Indebtedness of the Loan Parties under the Loan Documents;

                 (b) Indebtedness of any Loan Party (other than the Parent) to any other Loan Party (other than the Parent); provided, that all such Indebtedness owing to the Borrower shall be subordinated to the Obligations of the Borrower under and in respect of the Loan Documents on the terms set forth in Exhibit G;

                 (c) Indebtedness of the Borrower and any of its Subsidiaries secured by Liens expressly permitted under Section 10.3(d) in an aggregate principal amount, when aggregated with the aggregate principal amount of all Indebtedness incurred under Section 10.2(d), not to exceed $25,000,000 at any time outstanding;

                 (d) Financing Leases that, when aggregated with the aggregate principal amount of all Indebtedness incurred under Section 10.2(c), do not exceed $25,000,000 at any time outstanding;

                 (e) Indebtedness of the Borrower and its Subsidiaries outstanding on the date hereof and listed on Schedule 10.2;

                 (f) Indebtedness of the Borrower in respect of interest rate Hedge Agreements entered into from time to time after the date of this Agreement with counterparties that are Lenders (or affiliates of Lenders) in an aggregate notional amount not to exceed (i) the aggregate notional amount of the interest rate Hedge Agreements required to be maintained pursuant to Section 9.10 minus (ii) the aggregate notional amount of all interest rate Hedge Agreements that constitute Investments made under Section 10.7; provided, that in all cases under this clause (f) such interest rate Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof);

                 (g) Contingent Obligations of the Borrower guaranteeing all or any portion of the outstanding Obligations of any other Loan Party; provided, that each such Obligation is not otherwise prohibited under the terms of the Loan Documents;

                 (h) Indebtedness solely of the Financial Services Subsidiary;

                 (i) Indebtedness of the Borrower and its Subsidiaries not otherwise permitted under this Section 10.2 in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, that with respect to any such Indebtedness issued or incurred pursuant to this clause (i), (i) such Indebtedness shall not have a maturity date or any scheduled or mandatory redemption or repurchase date prior to six months after the Revolving Credit Termination Date, (ii) such Indebtedness shall not be guaranteed or otherwise credit enhanced by the Borrower or any other Loan Party, (iii) the other terms and conditions of such Indebtedness (and of any agreement entered into and of any instrument issued in connection therewith) shall be no less favorable to the Borrower and its Subsidiaries or to the rights or interests of the Lenders than the terms of the Loan Documents and (iv) immediately before and immediately after giving pro forma effect to such Indebtedness, no Default or Event of Default shall have occurred and be continuing;

                 (j) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                 (k) Indebtedness extending the maturity of, or refunding, refinancing or replacing, in whole or in part, any Indebtedness incurred under any of clauses (b), (c), (d), (e) (except to the extent
         Schedule 10.2 provides that such Indebtedness shall not be extended, refunded, refinanced or replaced), (g), (h) and (i) of this Section 10.2; provided, however, that (i) the aggregate principal amount of such extended, refunding, refinancing or replacement Indebtedness shall not be increased above the principal amount thereof and the premium, if any, payable thereon outstanding immediately prior to such extension, refunding, refinancing or replacement, (ii) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding, refinancing or replacement, (iii) such extended, refunding, refinancing or replacement Indebtedness shall not mature prior to the stated maturity date or mandatory redemption date of the Indebtedness being so extended, refunded, refinanced or replaced, (iv) if the Indebtedness being so extended, refunded, refinanced or replaced is subordinated in right of payment or otherwise to the Obligations of the Borrower or any of its Subsidiaries under and in respect of the Loan Documents, such extended, refunding, refinancing or replacement Indebtedness shall be subordinated to such Obligations to at least the same extent, (v) the terms of any such extending, refunding, refinancing or replacement Indebtedness (and of any agreement entered into and of any instrument issued in connection therewith) shall be no less favorable to the Borrower and its Subsidiaries or to the rights or interests of the Lenders than the terms of the Indebtedness being so extended, refunded, refinanced or replaced and (vi) immediately before and immediately after giving pro forma effect to any such extension, refunding, refinancing or replacement, no Default or Event of Default shall have occurred and be continuing.

         10.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets of any character (including, without limitation, accounts), whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code or any similar Requirements of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file any such financing statement (or the equivalent thereof), or sign or suffer to exist any agreement or arrangement for the sale of any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions:

                 (a) Liens created under the Loan Documents;

                 (b) Permitted Liens;

                 (c) Liens existing on the date hereof and described on Schedule 10.3;

                 (d) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of its acquisition or the completion of its construction or improvement (other than any such Liens created in contemplation of such acquisition, construction or improvement that do not secure the purchase price of such real property or equipment); provided, however, that no such Lien shall extend to or cover any property or assets other than the real property or equipment being so acquired, constructed or improved; and provided, further that (i) the principal amount of Indebtedness secured by any such Lien shall not exceed 100% of the lesser of (A) the cost to the

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

         Borrower or the applicable Subsidiary of the real property or equipment to be subject to any such Lien (including all such Indebtedness secured thereby, whether or not assumed) and (B) the fair market value of such real property or equipment, determined as of the date of acquisition, construction or improvement thereof; and (ii) any Indebtedness secured by Liens shall otherwise be expressly permitted under Section 10.2(c) and shall not otherwise be prohibited under the terms of the Loan Documents;

                 (e) Liens arising solely in connection with Financing Leases otherwise permitted under Section 10.2(d) and not otherwise prohibited under the terms of the Loan Documents; provided, that no such Lien shall extend to or cover any property or assets other than property or assets subject to such Financing Leases;

                 (f) deposits made, and letters of credit issued, to secure the performance of operating leases of the Borrower and its Subsidiaries in the ordinary course of business; provided that no such Lien shall extend to or cover any property or assets other than such deposit or such letter of credit and the property and assets subject to such operating lease, as applicable; and provided, further, that any such operating lease shall not otherwise be prohibited under the terms of the Loan Documents;

                 (g) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases of the Borrower or any of its Subsidiaries not otherwise prohibited under the terms of the Loan Documents;

                 (h) Liens upon any of the property and assets of the Financial Services Subsidiary to secure Obligations not otherwise prohibited under the terms of the Loan Documents; and

                 (i) the replacement, extension or renewal of any Lien otherwise permitted to be created or to exist under clauses (c) (except to the extent Schedule 10.3 provides that any such Lien shall not be replaced, extended or renewed), (d), (e), (f) and (h) of this Section 10.3 upon or in the same property and assets theretofore subject thereto; provided, that no such extension, renewal or replacement shall extend to or cover any property or assets not theretofore subject to the Lien being extended, renewed or replaced and shall not secure any additional Indebtedness or other Obligations; and provided, further, that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents.

         10.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

                 (a) the Borrower may consummate the Merger;

                 (b) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower, so long as the Borrower is the continuing or surviving corporation;

                 (c) any Subsidiary of the Borrower may be merged or consolidated with or into any other Subsidiary of the Borrower that is a Loan Party, so long as such Loan Party is the continuing or surviving corporation;

                 (d) any Subsidiary of the Borrower that is not a Loan Party may be merged or consolidated with or into, and may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, any other Subsidiary of the Borrower that is not a Loan Party;

                 (e) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary of the Borrower that is a Loan Party; and

                 (f) in connection with any purchase or other acquisition of Capital Stock of, or property and assets of, any Person permitted under
         Section 10.7(h), any of the Subsidiaries of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, that, if any such Subsidiary is a Loan Party, the Person formed by such merger or consolidation shall be a Loan Party; and provided, further, that the Person with which such Subsidiary is merging or consolidating (i) shall be engaged in substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course, (ii) shall not have any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by the chief financial officer of the Borrower), (iii) such merger or consolidation shall be effected in compliance with all applicable Requirements of Law. (iv) immediately before and immediately after giving pro forma effect to such merger or consolidation, no Default shall have occurred and be continuing and (v) immediately after giving effect to such merger or consolidation, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 10.1, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lenders as though such merger or consolidation had been consummated as of the first day of the fiscal period covered thereby.

         10.5 Limitation on Sale of Assets. Sell, lease, transfer or otherwise dispose of any property or assets (including, without limitation, any Capital Stocks), or grant any option or other right to purchase, lease or otherwise acquire any property or assets, except that so long as no Default or Event of Default shall have occurred and be continuing at the time of any of the transactions described in clauses (d), (e), (g) and (h) or would occur as a result thereof:

                 (a) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business;

                 (b) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets in a transaction otherwise expressly permitted under Section 10.3, 10.4, 10.6 or 10.7;

                 (c) (i) any Loan Party (other than the Parent) may sell, lease, transfer or otherwise dispose of any of its property or assets to any other Loan Party (other than the Parent), (ii) any Subsidiary of the Borrower that is not a Loan Party may sell, lease, transfer or otherwise dispose of any of its property or assets for fair market value to any Loan Party and (iii) any Subsidiary of the Borrower that is not a Loan Party may sell, lease, transfer or otherwise dispose of any of its property or assets to any other Subsidiary of the Borrower that is not a Loan Party;

                 (d) the Borrower and its Subsidiaries may sell any real property or equipment either (i) the Net Proceeds of which are used to prepay the Loans (and/or to cash collateralize the Letters of Credit) outstanding at such time, without any corresponding reduction in the Commitments, or (ii) that is replaced or reinvested, or the replacement or reinvestment of which has been commenced and substantially completed, within 180 days after the date of such sale with real property or equipment, as the case may be, of equal or greater value (as determined in good faith by management of the Borrower); provided, however, that if any such real property or equipment is not replaced or reinvested, or the replacement or reinvestment thereof has not been substantially completed, within such 180-day period, or if at any time during such 180-day period a Default under Section 11(a) or 11(f) or an Event of Default shall have occurred and be continuing, then the Net Proceeds of such sale shall be applied on the last day of such period or on the date of such Default or Event of Default, as the case may be, to reduce the Commitments in accordance with, and to the extent required under, Section 3.4 and to prepay the Loans (and/or to cash collateralize the Letters of Credit) outstanding at such time in accordance with, and to the extent required under, Section 6.6(c);

                 (e) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of any obsolete, damaged or worn out equipment that is no longer useful in the conduct of their businesses and operations in the ordinary course of business; provided, however, that in the case of each such sale, lease, transfer or other disposition of obsolete, damaged or worn out equipment in which the Borrower and its Subsidiaries receive total consideration in excess of $1,000,000, all of the Net Proceeds of such sale, lease, transfer or other disposition shall be applied on the date of receipt of such Net Proceeds to reduce the Commitments in accordance with, and to the extent required under,
         Section 3.4 and to prepay the Loans (and/or to cash collateralize the Letters of Credit) outstanding at such time in accordance with, and to the extent required under, Section 6.6(c);

                 (f) leases or subleases of real property of the Borrower or any of its Subsidiaries to any Person so long as each such lease or sublease, as the case may be, (A) shall not interfere in any material respect with the business or operations of the Borrower or any of its Subsidiaries and (B) shall be for consideration in an amount (determined by reference to the lease payments owing from such Person on an annual basis) at least equal to the lease payments, if any, owing from the Borrower or such Subsidiary on such real property or, if less, to the fair market value of such lease or sublease at the time such lease or sublease is created;

                 (g) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets not otherwise permitted to be sold, leased, transferred or disposed of pursuant to this Section
         10.5 in an aggregate amount not to exceed $10,000,000; provided, that
         (i) the gross proceeds received from any such sale, lease, transfer or other disposition shall be at least equal to the fair market value of the property and assets so sold, leased, transferred or otherwise disposed of, determined at the time of such sale, lease, transfer or other disposition; (ii) at least 90% of the value of the aggregate consideration received from any such sale, lease, transfer or other disposition shall be in cash and shall be received within ten Business Days after the date of consummation of such transaction; and (iii) all of the Net Proceeds received in any such sale, lease, transfer or other disposition shall be applied on the date of receipt thereof by the Borrower or any of its Subsidiaries to reduce the Commitments in accordance with, and to the extent required under, Section 3.4 and to prepay the Loans (and/or to cash collateralize the Letters of Credit) outstanding at such time in accordance with, and to the extent required under, Section 6.6(c); and


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

                 (h) the grant of any option or other right to purchase any property or asset in a transaction that is otherwise permitted under clause (d), (e), (f) or (g) of this Section 10.5.

         10.6 Limitation on Restricted Payments. Declare or pay any dividends on, or purchase, redeem, retire, defease or otherwise acquire for value, any of its Capital Stock, now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of property, assets, Capital Stock, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or issue or sell any Capital Stock thereof or accept any capital contributions, or, in the case of any Subsidiary of the Borrower, to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of the Borrower, or to issue or sell any of its Capital Stock in order to acquire such Capital Stock (each of the foregoing, a "Restricted Payment"), except that:

                 (a) the Borrower may consummate the Merger;

                 (b) the Borrower may declare and make dividends and other distributions on its outstanding Capital Stock payable in shares of its common stock;

                 (c) the Borrower may declare and pay dividends and other distributions to the Parent in cash (i) at any one time prior to the 180th day following the date of this Agreement, in an amount not to exceed $15,800,000 so long as all of the proceeds of such dividend or other distribution are applied on the date of payment thereof to the repayment of outstanding Acquisition Bridge Loans or (ii) to the extent necessary from time to time in order to permit TO USA or the Parent, as the case may be, to pay tax liabilities thereof when due in an aggregate amount for any fiscal quarter of the Borrower not to exceed the lesser of (A) the actual portion of any such tax liability that the Borrower would have owed if the Borrower was a free-standing taxpaying entity and (B) 40% of consolidated pre-tax income of the Borrower and its Subsidiaries for such fiscal quarter; and

                 (d) the Borrower may declare and pay dividends and other distributions to the Parent in cash for any purpose not otherwise prohibited under the terms of the Loan Documents if, after giving effect each such declaration and payment, the aggregate amount of all dividends and other distributions made pursuant to this Section 10.6 (other than any such dividend or other distribution made pursuant to subclause (c)(i) hereof) during the immediately preceding twelve month period (or if less than twelve months have elapsed since the date hereof, such period from the date hereof to the date on which such dividend or other distribution is to be paid), shall not exceed 50% of Consolidated Net Income for such period;

                 (e) (i) the Borrower may accept capital contributions from TO Greece or any of its Subsidiaries (and issue and sell additional shares of its common stock to the Parent in consideration thereof) and (ii) any of the Subsidiaries of the Borrower may accept capital contributions from their respective equity holders (and issue and sell additional common Capital Stock therein to their applicable equity holders in consideration thereof) so long as such capital contribution is not otherwise prohibited under Section 10.5;

                 (f) (i) any of the Subsidiaries of the Borrower may declare and pay or make dividends and other distributions in cash or in additional common Capital Stock therein, or issue or sell additional Capital Stock therein, to the Borrower or any other Loan Party and (B) any Subsidiary of the Borrower that is not a Loan Party may declare and make dividends and other distributions to any other Subsidiary of the Borrower that is not a Loan Party; and

                  (g) any of the non-wholly owned Subsidiaries of the Borrower may declare and pay or make dividends and other distributions, and may issue and sell additional common Capital Stock therein, to its shareholders, partners or members (or the equivalent persons thereof) generally so long as the Borrower and each other Loan Party that own any of the Capital Stock therein receive at least their respective proportionate shares of any such dividend, distribution or issuance of common Capital Stock (based upon their relative holdings of the Capital Stock therein and taking into account the relative preferences, if any, of the various classes of the Capital Stock therein).

In the case of any of the transactions described in clauses (c) or (d), immediately before and immediately after giving pro forma effect to such dividend or other distribution, no Dividend Restriction Event shall have occurred and be continuing and the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 10.1, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lenders as though such dividend or other distribution had been paid on the first day of the period covered thereby.

                  10.7 Limitation on Investments. Purchase, acquire, make or hold any Investment in any Person, except:

                  (a) Investments existing on the date hereof and described on
         Schedule 10.7;

                  (b) Investments in cash and Cash Equivalents;

                  (c) in the case of the Borrower, Investments in respect of interest rate Hedge Agreements entered into from time to time after the date of this Agreement with one or more counterparties that are Lenders (or affiliates of Lenders) in an aggregate notional amount not to exceed (i) the aggregate notional amount of interest rate Hedge Agreements required to be maintained pursuant to Section 9.10 minus
         (ii) the aggregate notional amount of any interest rate Hedge Agreements that constitute Indebtedness incurred under Section 10.2(f) and outstanding at such time; provided, that all such interest rate Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof);

                  (d) Investments by (i) the Borrower or any of its Subsidiaries in any of the other Loan Parties (other than the Parent), (ii) the Borrower or any of its Subsidiaries in the Financial Services Subsidiary in an aggregate amount not to exceed at any time the lesser of (A) 20% of Consolidated Tangible Net Worth at such time and (B) $40,000,000 and (iii) any Subsidiary of the Borrower that is not a Loan Party in any other Subsidiary of the Borrower that is not a Loan Party;

                  (e) Investments by the Borrower and its Subsidiaries in account debtors received in connection with the bankruptcy or reorganization, or in settlement of the delinquent obligations of financially troubled suppliers or customers, in the ordinary course of business and in accordance with applicable collection and credit policies established by the Borrower or such Subsidiary, as the case may be;

                  (f) loans and advances by the Borrower and its Subsidiaries to their respective employees in an aggregate amount not to exceed $1,000,000 at any time outstanding;

                  (g) the acceptance of promissory notes, contingent payment obligations and other non-cash consideration received as partial payment of the purchase price of any property or assets sold, leased, transferred or otherwise disposed of in accordance with Sections 10.5(g); and

                  (h) (i) Investments by the Borrower and its Subsidiaries in any Person that will become a (or a part of a) wholly-owned Subsidiary of the Borrower immediately following such Investments and (ii) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 10.7 in an aggregate amount not to exceed 10% of Consolidated Tangible Net Worth at any time; provided, that, with respect to each Investment made pursuant to this clause (h), (A) such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, assets, liabilities (actual or contingent), operations financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by the chief financial officer of the Borrower, (B) such Investment shall be in property and assets which are part of, or in lines of business which are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course, (C) any newly created or acquired Subsidiary of the Borrower shall comply with the requirements of Section 10.15, (D) any determination of the amount of such Investment shall include all cash and noncash consideration (including, without limitation, the fair market value of all Capital Stock issued or transferred to the sellers thereof, all indemnities, eamouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment and (E) (1) immediately before and immediately after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing and (2) immediately alter giving effect to such Investment, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 10.1, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lenders as though such Investment had been made as of the first day of the fiscal quarter covered thereby.

                 10.8 Limitation on Prepayments. Etc. of Indebtedness.

                  (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than:

                           (i) the prepayment of Loans outstanding from time to
                  time in accordance with the terms of this Agreement;

                           (ii) (A) the consummation of the refinancing of the
                  Senior Notes on the Refinancing Closing Date and (B) so long as no Default under Section 11(a) or 11(f) or Event of Default shall have occurred and be continuing or shall occur as a result thereof, any regularly scheduled or required redemption, repurchase or repayment of Surviving Indebtedness;

                           (iii) the satisfaction of any Indebtedness incurred
                  under Section 10.2(c) or 10.2(d) that is secured by a Lien on the property or assets of the Borrower or any of its Subsidiaries that incurred such Indebtedness, which property or assets are otherwise permitted to be disposed of under
                  Section 10.5;

                           (iv) the regularly scheduled payment or required
                  prepayment of any Indebtedness that is refunded, refinanced or replaced in accordance with Section 10.2(k); and

                           (v) the prepayment, redemption, purchase, defeasance
                  or other satisfaction of Indebtedness of any Person existing at the time such Person is purchased or otherwise acquired by the Borrower or any of its Subsidiaries to the extent that such prepayment, redemption, purchase, defeasance or other satisfaction is required by the terms of such Indebtedness (and not created in contemplation of the purchase or other acquisition of such Person by the Borrower or its applicable Subsidiary); provided, that the purchase or other acquisition of such Person is otherwise expressly permitted under the terms of the Loan Documents; and

                           (b) Amend, modify or change in any manner any of the
                  terms or conditions of any of the Indebtedness listed on
                  Schedule 10.2 or the Senior Notes Documents, except (i) as could not adversely affect the rights or interests of the Administrative Agent or the Guaranteed Parties or (ii) as otherwise expressly permitted under Section 10.2(k).

         10.9 Limitation on Negative Pledges. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (a) any such agreement with or in favor of the Guaranteed Parties or the Administrative Agent, on behalf of the Guaranteed Parties, (b) any such agreement with or in favor of the holders of the Senior Notes or the trustee for the Senior Notes, on behalf of the holders thereof, in each case as such agreement is in effect on the date of this Agreement, (c) any such agreement with or in favor of the lenders of the Acquisition Bridge Loan Facility or the agent for such lenders, on their behalf, in each case as such agreement is in effect on the date of this Agreement, (d) in connection with (i) any Indebtedness listed on Schedule 10.2 to the extent such agreement is in effect on the date hereof, (ii) any Indebtedness otherwise permitted to be incurred under Section 10.2(k) to the extent such agreement is on terms that are no less favorable to the Borrower or any of its Subsidiaries or to the Lenders than the terms in effect for the Indebtedness being refunded, refinanced or replaced immediately prior to effecting such refunding, refinancing or replacement and (iii) any Indebtedness outstanding on the date any Person first becomes a Subsidiary of the Borrower; provided, that such agreement was not created in contemplation of the purchase or other acquisition of such Person and does not extend to or cover any property or assets other than property and assets of the Person becoming such Subsidiary, (e) any such agreement prohibiting other encumbrances on specific property and assets of the Borrower or any of its Subsidiaries, which agreement secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor (including, without limitation, Financing Leases) and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement, (f) any such agreement with or in favor of the holders of the Indebtedness of Financial Services Subsidiary (or any agent for the holders of such Indebtedness) incurred pursuant to Section 10.2(h), (g) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets, and (h) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Borrower or any of its Subsidiaries for the sale, lease, transfer or other disposition of any of its property or assets so long as such sale, lease, transfer or other disposition is otherwise permitted to be made under Section 10.5.

         10.10 Limitation on Transactions with Affiliates. Conduct, directly or indirectly, all transactions or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or any of its Subsidiaries than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate thereof, other than:

                  (a) the consummation of the Engle Acquisition and the Merger;

                  (b) loans and advances by the Borrower or any of its Subsidiaries to one or more employees thereof, in each case to the extent permitted under Section 10.7(f); and

                  (c) any transaction or series of related transactions solely between or among one or more of the other Loan Parties (other than the Parent) or between or among one or more of Subsidiaries of the Borrower that are not Loan Parties, in each case to the extent such transaction or series of related transactions is otherwise permitted under the terms of the Loan Documents.

         10.11 Limitation on Leases. Create, incur, assume or suffer to exist any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, Financing Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $3,500,000 payable in any consecutive 12-month period.

         10.12 Limitation on Accounting Changes, Etc. Make or permit any change in (a) its accounting policies or reporting practices, except as required by GAAP in effect at the time of such change or by applicable Requirements of Law, or (b) its fiscal year from the period commencing on January 1 of each year and ending on the next succeeding December 31.

         10.13 Limitation on Changes in Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto or expand the existing businesses of the Borrower or any of its Subsidiaries into geographic locations which are not core markets that are acceptable to the Lenders.

         10.14 Limitation on Governing Documents. Amend its Governing Documents, except where such amendment, either individually or in the aggregate, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect or to adversely affect the rights or interests of the Lenders; provided, that copies of any such amendment to the Governing Documents of the Borrower or any such Subsidiary shall be delivered to the Administrative Agent at least three Business Days prior to the date on which such amendment is intended to become effective.

         10.15 Limitation on Subsidiary Formation. Create, organize, incorporate or acquire any Subsidiary (each a "New Subsidiary"), or permit any of its Subsidiaries to create, organize, incorporate or acquire any New Subsidiary, unless:

                  (a) either (i) such New Subsidiary will be a Loan Party or
         (ii) if such New Subsidiary will not be a Loan Party, all Investments necessary for the creation, organization, incorporation or acquisition of such New Subsidiary are otherwise permitted to be made pursuant to
         Section 10.7(h)(ii);

                  (b) the Administrative Agent shall have approved the legal structure (if other than a corporation, limited partnership or limited liability company organized under the laws of any state of the United States of America) and capitalization of such New Subsidiary, such approval not to be unreasonably withheld or delayed;

                  (c) such New Subsidiary shall execute and deliver to the Administrative Agent, on behalf of the Guaranteed Parties, promptly following the date of its creation, organization, incorporation or acquisition, (i) if such New Subsidiary will be a Loan Party, a Guarantee supplement or another guarantee in form and substance satisfactory to the Lenders, duly executed by such New Subsidiary, and
         (ii) in each case, such other agreements, instruments, certificates or documents as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Lenders; and

                  (d) upon the reasonable request of the Administrative Agent, signed copies of one or more favorable opinions of special and appropriate local counsel for such New Subsidiary, addressed to the Administrative Agent, on behalf of the Guaranteed Parties, and reasonably acceptable to the Administrative Agent, as to the Guarantee Supplement or such other guarantee, as the case may be, being the legal, valid and binding obligations of such New Subsidiary, enforceable against such New Subsidiary in accordance with its terms, as to the choice of New York law being recognized in the courts of the jurisdiction in which such New Subsidiary is organized and as such other matters as the Administrative Agent, or any of the Lenders through the Administrative Agent, may reasonably request.

         10.16 Limitation on Partnerships Etc. Be or become a general partner in any general or limited partnership or joint venture, other than any Subsidiary of the Borrower the sole assets of which consist of its interest in one or more of such partnerships or joint ventures.

         10.17 Limitation on Speculative Transactions. Engage in any transaction involving commodity options or futures contracts or any similar speculative transactions.

         SECTION 11. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

                  (a) (i) The Borrower shall fail to pay any principal of any Loan when due, whether by scheduled maturity, at a date fixed for prepayment or by acceleration, demand or otherwise, or (ii) the Borrower shall fail to pay any interest on any Loan or any of the Loan Parties shall fail to make any other payment under or in respect of the Loan Documents, whether by scheduled maturity, at a date fixed for prepayment or by acceleration, demand or otherwise and in each case under this clause (ii), such failure shall remain unremedied for at least two Business Days after the same becomes due; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party under or in connection with any Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 9.1, 9.2, 9.6, 9.10,
         9.11 or 10 or (ii) any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in Section 10(a) or
         Section 10(b)(ii) through (iv) of the Guarantee on its part to be performed or observed; or

                  (d) Any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed that is not otherwise referred to in Section 11(c) and such failure shall remain unremedied for a period of at least 30 days following the earlier of (i) the date on which an officer of any Loan Party first becomes aware of such failure and (ii) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (e) any of:

                           (i) any Loan Party or any Subsidiary of a Loan Party
                  shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of the Loan Parties and their Subsidiaries (excluding Indebtedness outstanding hereunder), as the case may be, that is outstanding in an aggregate principal or notional amount of at least $1,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or

                           (ii) any other event shall occur or condition shall
                  exist under the agreements or instruments relating to one or more items of Indebtedness of the Loan Parties and their Subsidiaries (excluding Indebtedness outstanding hereunder), as the case may be, that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal or notional amount of at least $1,000,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or

                           (iii) one or more items of Indebtedness of the Loan
                  Parties and their Subsidiaries (excluding Indebtedness outstanding hereunder), as the case may be, that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal or notional amount of at least $1,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any of:

                           (i) TO USA or any Loan Party shall commence any case,
                  proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or TO USA or any Loan Party shall make a general assignment for the benefit of its creditors; or

                           (ii) there shall be commenced against TO USA or any
                  Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or

                           (iii) there shall be commenced against TO USA or any
                  Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                           (iv) TO USA or any Loan Party shall take any action
                  in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
                  (ii), or (iii) above; or

                           (v) TO USA or any Loan Party shall generally not, or
                  shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liabilities of one ore more of the Loan Parties and/or the Commonly Controlled Entities in an aggregate amount of more than $1,000,0000 or, whether individually or in the aggregate, to have a material Adverse Effect; or

                  (h) One or more judgments or order for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against one or more of the Loan Parties and their Subsidiaries or TO USA, as the case may be, and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of at least ten days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 11(h) if and for so long as
         (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (i) One or more nonmonetary judgments or orders (including, without limitation, writs or warrants of attachment, garnishment, execution, distraint or similar process) shall be rendered against TO USA or any Loan Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect, and there shall be any period of at least ten days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (j) The Borrower or any of its Subsidiaries shall fail to obtain and maintain in effect all consents and authorizations of any Governmental Authority that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as proposed to be conducted, except where and to the extent that the failure to obtain or maintain in effect any such consent or authorization, either individually or in the aggregate, could not reasonably be expected, whether individually or in the aggregate, to have a Material Adverse Effect; or

                  (k) Any provision of any of the Loan Documents after delivery thereof pursuant to Section 8.1 or 10.15 shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party to it, or any such Loan Party shall so state in writing; or

                  (l) an "Event of Default" (as defined in the Senior Notes Documents) shall have occurred and be continuing under the Senior Notes Documents after the expiration of any applicable grace period specified therein; or

                  (m) a Change of Control shall occur; or

                  (n) TO USA shall do any of the following:

                           (i) create, incur, assume or suffer to exist any
                  Indebtedness other than (A) the Acquisition Bridge Loans in an aggregate principal amount not to exceed $135,000,000, (B) the Subordinated Debt in an aggregate principal amount not to exceed $85,000,000 or (C) the issuance and sale of other Indebtedness of TO USA (including, without limitation, preferred stock of TO USA) on terms and conditions no less favorable to the Parent or any of its Subsidiaries or to the rights or interests of the Administrative Agent or any of the Guaranteed Parties than the terms and conditions of the Acquisition Bridge Facility Documents;

                           (ii) create, incur, assume or suffer to exist any
                  Lien on any of its property or assets other than (A) Permitted Liens of the type described in clauses (a) or (f) of the definition therefor set forth in Section 1.1 and (B) a pledge of the Capital Stock of its Subsidiaries in favor of the administrative agent and the lenders under the Acquisition Bridge Facility Documents;

                           (iii) make any Restricted Payments other than the
                  issuance of warrants to purchase common stock of TO USA under, and in accordance with the terms set forth in the Acquisition Bridge Facility Documents, and the issuance of common stock of TO USA to the holders of such warrants upon the exercise thereof; or


                           (iv) engage in any business or activities other than
                  (A) the holding of the Capital Stock of the Parent and Newmark and (B) the performance of its Obligations under the Acquisition Bridge Facility Documents and the Subordinated Debt Documents;

then, and in any such event, the Administrative Agent (1) shall at the request or may with the consent of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make Loans (other than the obligation to make Revolving Credit Loans to reimburse Swing Line Loans pursuant to Section 4.2 and drawings on Letters of Credit pursuant to Section 5.4) and of the Issuing Lender to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (2) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under or in respect of this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender and the obligation of each Lender to make Loans (other than the obligation to make Revolving Credit Loans to reimburse Swing Line Loans pursuant to Section 4.2 and drawings on Letters of Credit pursuant to Section 5.4) and of the Issuing Lender to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in the L/C Cash Collateral Account an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in the L/C Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn, all Reimbursement Obligations shall have been satisfied, all of the Commitments shall have been terminated and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in the L/C Cash Collateral Account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest of the Administrative Agent, on behalf of the Lenders, in the L/C Cash Collateral Account.

          SECTION 12. THE ADMINISTRATIVE AGENT

          12.1  Appointment.

                  (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  (b) The Arranger shall not have any powers or discretion under this Agreement or any of the other Loan Documents other than those bestowed upon it as an agent from time to time by the Administrative Agent pursuant to Section 12.2, and each of the Lenders and the Borrower hereby acknowledges that the Arranger shall not have any liability under this Agreement or any of the other Loan Documents.

                  12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Pro Rata Share of Credit Exposures in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the Transactions or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. In the case of any claim, investigation, litigation or proceeding for which indemnity under this Section
12.7 applies, such indemnity shall apply whether or not such claim, investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by such Lender to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no other Lender shall be responsible for such other Lender's ratable share of such amount. The agreements in this Section shall survive the termination of all Commitments and the payment of the Loans and all other amounts payable hereunder.

                  12.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000. If within 45 days after written notice is given by the retiring Administrative Agent's resignation no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties and obligations of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent. Upon acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                 SECTION 13. MISCELLANEOUS

                  13.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any of the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

                  (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

                           (i) waive any of the conditions specified in Section
                  8.1, 8.2 or 8.3;

                           (ii) change the number of Lenders or the percentage
                  of the Commitments or the aggregate outstanding principal amount of Loans or the aggregate face amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder or thereunder;

                           (iii) release all or substantially all of the value
                  of the guarantees of the Parent and its Subsidiaries under the Guarantee; or

                           (iv) amend Section 6.9 or this Section 13.1; and

                  (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under, or is owed any amounts under or in respect of, the Term Loan Commitments or the Revolving Credit Commitments, as applicable, if such Lender is directly affected by such amendment, waiver or consent:

                           (i) increase the Commitments of such Lender (other
                  than increases of the Revolving Credit Commitments in accordance with Section 3.5);

                           (ii) reduce the principal of, or stated rate of
                  interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender;

                           (iii) postpone any date scheduled for any payment of
                  principal of, or interest on, the Notes or any date fixed or any payment of fees hereunder or any other Loan Documents (other than extensions of the Revolving Credit Termination Date or the Term Loan Maturity Date in accordance with Section 6.15); or

                           (iv) change the order of application of any reduction
                  in the Commitments or any prepayment of Loans between the Term Loans from the application thereof set forth in the applicable provisions of Section 6.5 and 6.6(c), respectively, in any manner that requires the permanent reduction of the Revolving Credit Commitments at any time when all or a portion of the Term Loans remains in effect;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender or the Issuing Lender, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Lender or of the Issuing Lender, as the case may be, under this Agreement; and

                  (d) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents.

Notwithstanding any of the foregoing provisions of this Section 13.1, none of the defined terms set forth in Section 1.1 shall be amended, supplemented or otherwise modified in any manner that would change the meaning, purpose or effect of this Section 13.1 or any section referred to herein unless such amendment, supplement or modification is agreed to in writing by the number and percentage of Lenders

(and the Swing Line Lender, the Issuing Lender and the Administrative Agent, if applicable) otherwise required to amend such section under the terms of this
Section 13.1.

                  13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed and (d) in the case of delivery by nationally recognized overnight courier, one day after being sent, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                  The Borrower:             Engle Homes, Inc.
                                            123 N.W. 13th Street
                                            Boca Raton, Florida  33432
                                            Attention:  David Shapiro
                                            Fax:  (561) 338-5634
                                            Telephone:  (561) 391-4012

                           with a copy to:  Technical Olympic USA, Inc.
                                            1200 Soldiers Field Drive
                                            Sugar Land, Texas 77479
                                            Attention:  Holly Hubenak, Esq.
                                            Fax: (281) 243-0116
                                            Telephone: (281) 243-0127

                 The Administrative Agent:  Bank of America, N.A.
                                            Mail Code IL1-231-12-18
                                            231 South LaSalle Street, 12th Floor
                                            Chicago, Illinois 60697
                                            Attention: Kelley Prentiss
                                            Fax:  (312) 974-4970
                                            Telephone:  (312) 828-7363

                           with a copy to:  Cadwalader, Wickersham & Taft
                                            227 West Trade Street
                                            Suite 2400
                                            Charlotte, North Carolina 28202
                                            Attention:  James P. Carroll, Esq.
                                            Fax: (704) 348-5200
                                            Telephone: (704) 348-5116

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 3.2, 3.4, 4.1, 6.3 or 6.5 shall not be effective until received.

                  13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  13.5     Payment of Expenses and Taxes.  The Borrower agrees:

                  (a) to pay or reimburse the Administrative Agent and the Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, but subject, for any such costs and expenses incurred on or prior to the Acquisition Closing Date, to the limitations set forth in the Commitment Letter, dated as of October 11, 2000, among TO USA, the Administrative Agent and the Arranger;

                  (b) to pay or reimburse each Lender, the Administrative Agent and the Arranger for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent;

                  (c) to pay, indemnify, and hold each Lender, the Administrative Agent and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith; and

                  (d) to indemnify and hold harmless the Administrative Agent, the Arranger, each Lender and each of their Affiliates and their officers, directors, employees, agents, advisors and other representatives (each an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any aspect of the Transactions, the Commitments, the actual or proposed use of the proceeds of the Loans or the Letters of Credit, the Loan Documents, the Engle Acquisition Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition by TO USA or any Loan Party or any of their respective Subsidiaries or Affiliates of all or any portion of the Capital Stock of or debt securities or substantially all of the assets of any other Person or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Properties, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in clause (d) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party or any of their Affiliates or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transactions is consummated.

                  (e) The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Loan Party or any of their Affiliates arising out of, related to or in connection with (i) any aspect of the Transactions, the Commitments, the actual or proposed use of the proceeds of the Loans or the Letters of Credit, the Loan Documents, the Engle Acquisition Documents or any of the transactions contemplated thereby, except for direct, as opposed to consequential, damages resulted from such Indemnified Party's gross negligence or willful misconduct or (ii) the use by others of information or other materials obtained through the internet, electronic, telecommunications or other similar information systems in connection with any aspect of the Transaction. The agreements in this Section shall survive the termination of all Commitments and the payment of the Loans and all other amounts payable hereunder.


                  13.6 Successors and Assigns; Participations and Assignments.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 6.11, 6.12, and 6.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided, that, in the case of Section 6.12, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Eligible Assignee (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, with appropriate completions (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that until such time as the Arranger (or the Administrative Agent on its behalf) shall have notified the Lenders that the syndication of the Commitments has been completed, no such assignment shall be permitted, and no Lender shall engage in any discussions with any Person relating to any such assignment or potential assignment, without the prior written consent of the Arranger or the Administrative Agent; provided, further, that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available RC Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available RC Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent); provided, however, that the limitation set forth in the immediately preceding proviso shall not be applicable following the occurrence and during the continuation of an Event of Default. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in
         Section 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 13.14, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  13.7 Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                  13.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  13.11 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  13.12 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, on one hand, and Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  13.13 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  13.14 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower, any of its Subsidiaries or any of its Affiliates pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided, that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof and which agrees to comply with the provisions of this Section 13.14, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       ENGLE HOMES, INC.
                                         as Borrower



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       BANK OF AMERICA, N.A.,
                                         as Administrative Agent and as a Lender



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE 1

               LENDERS, COMMITMENTS AND APPLICABLE LENDING OFFICES


                    ----------------------------------------------------------------------------------
                                                                  Term Loan       Revolving Credit
                            Lender and Lending Offices            Commitment         Commitment
                    ----------------------------------------------------------------------------------
                      BANK OF AMERICA, N.A.                      $100,000,000       $275,000,000

                      Applicable Lending Offices:

                      Base Rate Loans and Eurodollar Loans:

                      Bank of America, N.A.
                      231 South LaSalle Street, 12th Floor
                      Chicago, IL  60697
                      Attention:
                      Fax:  (312) _______
                      Telephone:  (312) __________


                   -----------------------------------------------------------------------------------

                      Total:                                     $100,000,000       $275,000,000
                                                                 ============       ============
                   -----------------------------------------------------------------------------------

                                                                       EXHIBIT D

                                   CERTIFICATE

         Reference is hereby made to the Credit Agreement, dated as of November __, 2000, among Engle Homes, Inc., the lenders parties thereto, and Bank of America, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 6.12(b)(i)(B) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                              NAME OF LENDER]



                                              By:  _________________________
                                                   Name:
                                                   Title:

Date:______________________, 20__